UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
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Filed by a Party other than the Registrant ☐
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☒    Definitive Proxy Statement
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☐    Soliciting Material under §240.14a-12

Kinder Morgan, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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1001 Louisiana Street, Suite 1000
Houston, Texas 77002
April 4, 2025
Dear fellow stockholder:
You are cordially invited to attend our 2025 Annual Meeting of Stockholders to be held at our offices at 1001 Louisiana Street, Houston, Texas 77002 on Thursday, May 15, 2025, at 10:00 a.m. Central time. The accompanying proxy statement describes the matters to be presented for approval at the meeting.
Representation of your shares at the meeting is very important. I urge you, whether or not you plan to attend the meeting, to vote promptly over the Internet or by telephone or by mailing a completed proxy card or voting instruction form. Instructions on how to vote are on page iii of the proxy summary.
Thank you for your continued support.
Sincerely,
Richard D. Kinder
Executive Chairman

1001 Louisiana Street, Suite 1000
Houston, Texas 77002
________________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2025
________________________
To our stockholders:
The 2025 Annual Meeting of Stockholders will be held at our offices at 1001 Louisiana Street, Houston, Texas 77002 on Thursday, May 15, 2025, at 10:00 a.m. Central time. At the meeting, the holders of our common stock will act on the following matters:
(1)the election of 11 nominated directors;
(2)the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025; and
(3)an advisory vote on executive compensation.

These items of business are more fully described in the accompanying proxy statement.
In accordance with the “Notice and Access” rules adopted by the Securities and Exchange Commission (SEC), we have elected to provide our stockholders access to our proxy materials by posting such documents on the Internet. Accordingly, on April 4, 2025, an Important Notice Regarding the Availability of Proxy Materials (Notice) was mailed to the holders of our common stock as of the close of business on the record date. Beginning on April 4, 2025, stockholders have the ability to access the proxy materials on the website referred to in the Notice, or to request that a printed set of the proxy materials be sent to them, by following the instructions on the Notice.
Only holders of shares of our common stock as of the close of business on March 17, 2025, the record date, are entitled to receive notice of and to vote at the meeting. A list of all registered holders entitled to vote is on file at our principal offices at 1001 Louisiana Street, Houston, Texas 77002, and will be available for inspection by any stockholder of record for any purpose germane to the meeting during business hours for ten days prior to the meeting.
Even if you plan to attend the meeting in person, please cast your vote in advance as soon as possible using one of the methods described in the accompanying proxy statement. You may vote over the Internet or by telephone or by mailing a completed proxy card or voting instruction form, as applicable, all as described in the proxy statement. Any stockholder attending the meeting who presents appropriate documentation described in the proxy statement may revoke an earlier vote by proxy and vote at the annual meeting.
IF YOU PLAN TO ATTEND:
Please note that space constraints make it necessary to limit attendance to stockholders and proxy holders. Guests of stockholders or proxy holders will not be admitted. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m. Central time, and seating will begin at 9:30 a.m. Central time. Stockholders will be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts will also need to bring a copy of the voting instruction form that they received from their broker, trustee or other nominee in connection with the meeting, or a copy of a brokerage statement reflecting stock ownership as of the record date. The use of cameras, recording devices and other electronic devices will not be permitted at the meeting.
By order of the Board of Directors,
Richard D. Kinder
Executive Chairman
April 4, 2025
Houston, Texas

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______________________
PROXY SUMMARY
2025 ANNUAL MEETING OF STOCKHOLDERS
______________________
This summary contains highlights about this proxy statement. This summary does not contain all of the information that you should consider in advance of the annual meeting, and we encourage you to read the entire proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2024 carefully before voting.
Unless stated otherwise or the context otherwise requires, all references in this proxy statement to “we,” “us,” “our,” “KMI” or the “company” are to Kinder Morgan, Inc. and, where applicable, its subsidiaries. We refer to our Class P common stock as our “common stock.”

MEETING INFORMATION

Date and time:	Thursday, May 15, 2025, 10:00 a.m. Central time.
Place:	KMI’s offices at 1001 Louisiana Street, Houston, Texas 77002.
Record date:	The close of business on March 17, 2025.
Voting:	Holders of common stock as of the close of business on the record date may vote. Each share is entitled to one vote on each matter to be voted upon.

VOTING MATTERS AND BOARD RECOMMENDATION
The following table summarizes the proposals to be considered at the meeting and our Board’s voting recommendation with respect to each proposal.

Proposal	Board Recommendation	Page Reference
Election of 11 directors, each for a one-year term expiring in 2026	FOR EACH NOMINEE	52
Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025	FOR	53
Advisory vote on executive compensation	FOR	55

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INSTRUCTIONS ON HOW TO VOTE
You may vote your shares by any of the following methods:

By Internet	View proxy materials and vote online by following the instructions provided in the Important Notice Regarding the Availability of Proxy Materials that you receive from us or your broker, trustee or other nominee or, if you have elected to receive a paper copy of the proxy materials, by following the instructions on your proxy card or voting instruction form.
By Telephone	Vote by telephone by following the instructions on your proxy card or voting instruction form.
By Mail	If you elected to receive your proxy materials by mail, you may vote by completing and returning a signed paper proxy card (if you are the registered holder of your shares) or by following the vote-by-mail instructions included on the voting instruction form provided by your broker, trustee or other nominee (if your shares are held beneficially in street name). If you did not elect to receive your proxy materials by mail, you may request the materials and vote accordingly.
In Person at the Meeting	If you are the registered holder of your shares, you may vote in person at the annual meeting. If, on the other hand, you hold your shares through a broker, trustee or other nominee, you must first obtain a “legal proxy” from your broker, trustee or other nominee, and you must provide a copy of your legal proxy to us in order to vote in person at the meeting.
For more information, see “Questions and Answers about the Annual Meeting and Voting” beginning on page 1.

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1001 Louisiana Street, Suite 1000
Houston, Texas 77002
__________________________
PROXY STATEMENT
__________________________
2025 ANNUAL MEETING OF STOCKHOLDERS
Our Board is furnishing you with this proxy statement in connection with the solicitation of proxies on its behalf to be voted at the 2025 Annual Meeting of Stockholders and any postponements or adjournments thereof.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
What is the difference between a registered holder and a beneficial or “street name” holder?
If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares, referred to in this proxy statement as a “registered” holder. As the registered holder, you have the right to vote at the annual meeting.
If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares or a “street name” holder. A street name holder is not the stockholder of record entitled to vote at the meeting. However, as a street name holder, you have the right to direct your broker or other nominee regarding how to vote the shares held in your account or to obtain a legal proxy from your broker and vote your shares at the meeting.
Who is entitled to vote on the matters presented at the annual meeting?
All stockholders who owned our common stock as of the close of business on March 17, 2025, which we refer to as the record date, are entitled to receive notice of, and to vote their common stock owned as of the record date at, the annual meeting and any postponements or adjournments of the meeting. If you owned our common stock as of the close of business on the record date, you are authorized to vote those shares on matters presented at the annual meeting, even if you subsequently sell them. Please see “How do I vote?” below for important information regarding how to vote your shares.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In compliance with SEC rules that allow companies to furnish their proxy materials over the Internet (referred to as “notice and access”), we sent our registered holders an Important Notice Regarding the Availability of Proxy Materials (Notice) instead of a paper copy of the proxy materials. We use notice and access as an environmentally friendly and cost-effective way to distribute proxy materials because it reduces printing, paper and postage. Instructions on how to access the proxy materials over the Internet, or how to request a paper copy, may be found in the Notice. If you are a street name holder, you will receive your Notice from your broker.
Can I vote my shares by filling out and returning the Notice?
The Notice is not a valid ballot, proxy card or voting instruction form and cannot be voted. It will, however, provide instructions on how to vote over the Internet or by telephone, or to request and return a signed paper proxy card or voting instruction form, as applicable, or to submit a ballot at the annual meeting.

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How do I vote?
You may vote your shares by any of the following methods:
By Internet — You may view proxy materials and vote online by following the instructions provided in the Notice or, if you have elected to receive a paper copy of the proxy materials, by following the instructions on your proxy card or voting instruction form.
By Telephone — If you elected to receive your proxy materials by mail, you may vote by telephone by following the instructions on your proxy card or voting instruction form. If you did not elect to receive your proxy materials by mail, you may request a paper copy of the proxy materials by following the instructions provided in the Notice.
By Mail — If you elected to receive your proxy materials by mail, you may vote by completing and returning a signed paper proxy card (if you are the registered holder of your shares) or by following the vote-by-mail instructions included on the voting instruction form provided by your broker, trustee or other nominee (if your shares are held beneficially in street name). If you did not elect to receive your proxy materials by mail, you may request the materials and vote accordingly.
In Person at the Annual Meeting —
Registered Holders. As a registered holder, you have the right to vote in person at the annual meeting.
Street Name Holders. If you are a street name holder and you wish to vote in person at the meeting, you must obtain a legal proxy from your broker, trustee or other nominee that holds your shares, giving you the right to vote your shares in person at the meeting. On the day of the meeting, you will need to provide a copy of such legal proxy to obtain a ballot.
Even if you plan to attend the annual meeting, your plans may change, so please cast your vote in advance as soon as possible using one of the methods described in this proxy statement. Any stockholder attending the annual meeting may revoke an earlier vote by proxy and vote at the annual meeting.
How can I access the proxy materials over the Internet?
You can view the proxy materials related to the annual meeting on the website listed on your Notice. Please have your control number available. Your control number can be found on your Notice. If you requested and received a paper copy of your proxy materials, your control number can be found on your proxy card or voting instruction form.
You also may access the proxy materials through our website at https://annualmeeting.kindermorgan.com.
What does it mean if I receive more than one Notice?
It means that you have multiple accounts at Computershare and/or with one or more brokers. Please vote using each control number to ensure that all your shares are voted.
How many votes do I have?
You have one vote for each share of common stock that you owned as of the close of business on the record date.
How many shares must be present to conduct the annual meeting?
The presence at the annual meeting, in person or by proxy, of the holders of a majority of our common stock outstanding as of the close of business on the record date will constitute a quorum. The presence of a quorum will permit us to conduct the proposed business at the annual meeting. As of the close of business on the record date, 2,222,049,457 shares of common stock were issued and outstanding. As a result, holders of at least 1,111,024,729 shares of common stock must be present in person or by proxy to constitute a quorum.

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Your common stock will be counted as present at the annual meeting if you:
have properly submitted a proxy card or voting instruction form, as applicable, or voted over the Internet or by telephone before the meeting; or
attend the meeting, if you are a registered holder or if you are a street name holder and have a legal proxy from your broker.
Proxies received but marked as abstentions and broker non-votes will be included in the number of shares considered present at the annual meeting.
If my shares are held in a brokerage account, will my broker vote my shares for me?
Generally not. Your broker cannot use discretionary authority to vote your shares on any of the matters to be considered at the annual meeting other than the ratification of the selection of our independent registered public accounting firm. Therefore, it is important that you provide voting instructions to any broker holding shares on your behalf. Follow the directions on your Notice or voting instruction form regarding how to instruct your broker to vote your shares.
What happens if I do not specify a choice for a proposal when returning a proxy card or voting instruction form?
Registered Holders. If you are a registered holder and you sign and return a paper proxy card and no direction is given for any item on the proxy card, it will be voted in accordance with the recommendations of the Board, including for the election of the nominated slate of directors, for the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025, and for the approval, on an advisory basis, of the compensation of our named executive officers.
Street Name Holders. If you are a street name holder and fail to provide voting instructions, your broker is permitted to vote your shares on the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025. However, without your voting instructions, your broker may not vote on any of the other proposals, and a “broker non-vote” will occur, which means your vote will not be counted with respect to such matters.
Can I change my vote after I return my proxy card or voting instruction form?
Registered Holders. If you are a registered holder, you may change your vote at any time before your proxy is voted at the annual meeting. You may do this in a number of ways. First, you may cast a new vote by telephone or over the Internet, so long as you do so by the deadline of 11:59 p.m. Eastern time on Wednesday, May 14, 2025. Second, you may complete and submit a new proxy card. Third, you may send a written notice stating that you would like to revoke your proxy. If you choose either of the latter two methods, you must submit your new proxy card or your notice of revocation to the attention of our corporate secretary (1001 Louisiana Street, Suite 1000, Houston, Texas 77002) so that it is received at or before the annual meeting. Finally, you may attend the annual meeting and vote in person at the meeting. Simply attending the meeting, without voting at the meeting, will not revoke your prior voting instructions.
Street Name Holders. If you are a street name holder and you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote or to vote at the meeting.
What vote is required to approve each item or, with respect to the advisory vote, to be considered the recommendation of the stockholders?
Election of Directors. To be elected to the Board, a nominee must receive a majority of the votes cast, that is, the number of votes cast “FOR” a nominee’s election must exceed the number of votes cast “AGAINST” such nominee’s election. An instruction to “ABSTAIN” with respect to any director means your shares will not be voted or counted in the total votes cast with respect to that director, although the shares represented by such instruction will be counted for purposes of determining whether there is a quorum.

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Other Items. For each other item, the affirmative vote by holders of a majority of the votes cast is required for approval or to be considered the recommendation of the stockholders, as applicable. An instruction to “ABSTAIN” with respect to any such matter means your shares will not be voted or counted in the total votes cast with respect to such matter, although the shares represented by such instruction will be counted for purposes of determining whether there is a quorum.
Important Voting Information for Street Name Holders. If you are a street name holder, your broker, trustee or other nominee will not be permitted to exercise voting discretion with respect to most of the matters to be acted upon. Thus, if you do not give your broker, trustee or other nominee specific instructions, your shares will not be voted on those matters and will not be counted in determining the number of votes cast with respect to such matters. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum. Please communicate your voting decisions to your broker, trustee or other nominee by the deadline stated in your voting instruction form so that your vote can be counted.
Could other matters be decided at the annual meeting?
If any other matters are properly presented at the annual meeting, your proxy, together with the other proxies received, will be voted at the discretion of the designated proxy holders. For further information, please see “Other Matters” in this proxy statement.
Do I have any dissenters’ rights?
No. Under the laws of the State of Delaware, dissenters’ rights are not available to our stockholders with respect to the matters to be voted on at the annual meeting.
Who can attend the annual meeting?
Due to space and security concerns, only stockholders as of the close of business on the record date or their duly appointed proxy holders may attend the annual meeting. We are not able to admit guests of either stockholders or proxy holders. Admission to the annual meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m. Central time, and seating will begin at 9:30 a.m. Central time. The use of cameras, recording devices and other electronic devices will not be permitted at the meeting.
Stockholders and proxy holders will be asked to present valid picture identification, such as a driver’s license or passport. Please note that if you hold your shares in street name, you will also need to bring a copy of the voting instruction form that you receive from your broker or other nominee in connection with the annual meeting or a copy of a brokerage statement reflecting your stock ownership as of the close of business on the record date.
Where can I find the voting results of the annual meeting?
The preliminary voting results will be announced at the meeting. The final results will be reported in a current report on Form 8-K that we will file with the SEC within four business days after the meeting.
Who will pay the expenses incurred in connection with the solicitation of my vote?
We will pay the cost of preparing these proxy materials and soliciting your vote. We also will pay the annual meeting expenses. In addition, proxies may be solicited by our directors, officers and other employees by telephone, Internet, fax, in person or otherwise. These individuals will not receive any additional compensation for assisting in the solicitation. We may also request that brokerage firms, nominees, custodians and fiduciaries transmit proxy materials to the street name holders, and we will reimburse them for their reasonable out-of-pocket expenses in transmitting such material.
If you vote over the Internet or by telephone, any Internet access or telephone charges will be your responsibility.

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How can I find more information about Kinder Morgan?

There are several ways to find more information about Kinder Morgan. We file annual, quarterly and other reports, proxy statements and information with the SEC. These filings are maintained through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System, which can be accessed at www.sec.gov. You can find the information we have filed through the EDGAR System by reference to our corporate name or SEC file number, 001-35081.
You also may locate copies of our SEC filings by visiting our website at www.kindermorgan.com or you may request a copy of our filings by contacting us at the following address and telephone number: Kinder Morgan, Inc., Investor Relations Department, 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, (713) 369-9000.

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CORPORATE GOVERNANCE
Our Board is responsible to our stockholders for the oversight of the company. Our Board recognizes that effective corporate governance is critical to achieving our business goals while maintaining the trust and confidence of investors and other stakeholders, including employees, business partners and regulatory agencies. Our Board has adopted a set of Governance Guidelines that address the role, composition and functioning of the Board, which are posted on our website at www.kindermorgan.com in the “Governance” sub-section of the section entitled “About Us.”
Corporate Governance Highlights
Our Board and the Nominating and Governance Committee periodically review and evaluate our system of corporate governance to ensure that the interests of our Board and management continue to align with the interests of our stockholders. A number of important elements of our corporate governance are described below.
Sustainability and Governance Reporting
We annually publish a report related to our sustainability and governance activities (our “Sustainability Report”). In July 2024, our Environmental, Health and Safety (EHS) Committee approved on behalf of the Board, and we published, our 2023 Sustainability Report. The report highlights a reduction in absolute methane emissions by 8% since 2021. The 2023 report also discusses KMI’s greenhouse gas (GHG) reduction opportunities working group (which we refer to as our “GROW Group”), which is a cross functional group established to focus on identifying and evaluating additional GHG emission reduction opportunities throughout KMI’s business over time. The 2023 report includes enhanced disclosure regarding methane emission measurement and detection technologies and the company’s GHG emission reduction strategy. Our report is aligned with the Sustainability Accounting Standards Board (SASB) standards and Task Force on Climate-related Financial Disclosures, or TCFD, recommendations. KMI’s 2023 Sustainability Report is available at www.kindermorgan.com/Safety-Environment/ESG/ESG-Reports.
Annual Advisory Vote on Executive Compensation
Consistent with the result of our stockholders’ advisory vote at our 2024 Annual Meeting, the Board has determined to hold an annual advisory vote of stockholders on the compensation of KMI’s named executive officers (frequently referred to as a “say-on-pay” vote) until 2030, when the next stockholder vote on the frequency of say-on-pay votes is required under the Regulation 14A of the Securities Exchange Act of 1934 (Exchange Act), and the related rules of the SEC, or until our Board otherwise determines that a different frequency for such votes is in the best interests of KMI’s stockholders.
Proxy Access
Our Amended and Restated Bylaws include a “proxy access” bylaw provision under which a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years may nominate and include in our proxy materials director candidates constituting up to 20% of the Board or two directors, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws.
Majority Voting for Directors
Our Amended and Restated Bylaws provide that nominees for director will be elected by the affirmative vote of the majority of votes cast at a meeting of stockholders, with a plurality standard retained for contested elections. Our Governance Guidelines provide that any nominee for director who does not receive the required votes for election shall tender his or her resignation, which will be considered by the Nominating and Governance Committee.
Stock Incentive Plan
KMI’s 2021 Amended and Restated Stock Incentive Plan (2021 Stock Incentive Plan) provides for a minimum vesting period of 36 months for stock-based awards made under the plan, subject to an exception for up to 10% of the shares available for awards (which 10% remains subject to a minimum vesting period of 12 months). The 2021

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Stock Incentive Plan also includes “double trigger” change in control provisions generally requiring termination following a change in control for accelerated vesting of outstanding awards.
Stock Ownership Guidelines
We have stock ownership guidelines setting forth our Board’s expectation that each director and executive officer will continuously own KMI securities (including restricted stock and restricted stock units (RSUs)) with a value equal to a specified multiple of his or her annual retainer or base salary as specified below:

Title	Multiple of annual retainer or base salary, as applicable
Directors	3x
Chief Executive Officer	6x
All other Executive Officers	2x
Our directors and executive officers are expected to meet these guidelines within five years of becoming a director or executive officer. Until an executive officer has met the guidelines, he or she is expected to retain 50% of any shares of common stock received upon vesting of restricted stock or RSUs, net of amounts withheld to pay taxes. As of January 2025, all of our directors and executive officers are in compliance with our stock ownership guidelines or are within the five-year transition period for compliance (in the case of Ms. Chronis, who was first elected to the Board in May 2024).
The guidelines also prohibit directors, executive officers and persons residing in their households from holding KMI securities in margin accounts or entering into pledging transactions with respect to KMI securities. However, this prohibition does not extend to KMI securities owned by a director or executive officer in excess of the applicable minimum ownership guidelines or any securities with respect to which such person does not have a pecuniary interest. We believe that a blanket prohibition on pledging of shares may discourage retention of shares in excess of the required amounts under our stock ownership guidelines and that it is appropriate to allow some flexibility with respect to shares owned in excess of required amounts, particularly given the significant level of stock ownership by many of our directors and executive officers.
Insider Trading Policy
We have a securities trading policy governing the purchase, sale and other disposition of KMI securities by directors, officers, employees and by us. We believe that our securities trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards. A copy of our securities trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.
Prohibition on Hedging Transactions. Our securities trading policy provides that directors and executive officers, as well as persons residing in their households, are prohibited from:
purchasing any financial instrument (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that is designed to hedge or offset any decrease in the market value of KMI securities; or
placing standing or limit orders for KMI securities (except for intra-day orders or pursuant to pre-approved 10b5-1 plans).
Clawback Policy
Since 2017, we have had an executive compensation clawback policy providing that cash and equity compensation paid to executive officers may, under certain circumstances, be recovered by KMI in the event of a restatement of KMI’s financial results. The Board adopted a new clawback policy, effective December 1, 2023, to comply with compensation recovery requirements of the New York Stock Exchange (NYSE) and the SEC. This

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clawback policy is included as Exhibit 97.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.
Stockholder Engagement
Our Board and management team understand the importance of maintaining a robust stockholder engagement program. In addition to our normal investor relations activity, each year we generally speak with representatives from our top institutional investors who hold, collectively, more than 20% of our outstanding common shares to exchange ideas on a variety of topics, including corporate governance, executive compensation, sustainability reporting, emissions, and other environmental, health and safety topics.
At our 2024 Annual Meeting, a stockholder proposal that requested the company set an emission reduction target covering operational (scope 1 and 2) GHG emissions received 31% support. As noted above under “—Sustainability and Governance Reporting,” our annual Sustainability Report includes extensive disclosure on this topic, which we enhanced in 2024 in response to feedback we received during engagements related to the stockholder proposal. While the proposal only received 31% support, we continue to discuss this topic in our annual engagement with stockholders. In addition to our regular annual engagement, our 2024 engagement process included summer sustainability events in which we hosted a number of our top 25 investors to discuss the stockholder proposal, the sustainability of our business and board composition, among other topics.
We will continue to engage with stockholders on these topics to solicit feedback and elaborate on our efforts. In general, stockholders continue to support our governance and compensation practices and our approach to and performance on environmental, social, health and safety matters. We believe our regular engagement has been productive and provides an open exchange of ideas and perspectives for both the company and our stockholders.
The Board of Directors
Upon the recommendation of the Nominating and Governance Committee, which consists of only independent directors, the Board has unanimously nominated each person listed in the table below for re-election to the Board at our 2025 Annual Meeting. As previously announced, Deborah A. Macdonald notified the Board on February 24, 2025 that she would retire from the Board as of the date of our 2025 Annual Meeting and would not stand for re-election at the annual meeting. As a result, Ms. Macdonald’s name does not appear on the slate of directors to be elected at the annual meeting.

Name	Age	Title
Richard D. Kinder	80	Director and Executive Chairman
Kimberly A. Dang	55	Director and Chief Executive Officer
Amy W. Chronis	63	Director
Ted A. Gardner	67	Director
Anthony W. Hall, Jr.	80	Director
Steven J. Kean	63	Director (former Chief Executive Officer)
Michael C. Morgan	56	Lead Director
Arthur C. Reichstetter	78	Director
C. Park Shaper	56	Director
William A. Smith	80	Director
Robert F. Vagt	78	Director
In this section, when we refer to KMI, we also mean its predecessor companies prior to KMI’s initial public offering in February 2011. When we refer to “Kinder Morgan” or “Kinder Morgan companies,” we mean KMI, one or more of the companies acquired by KMI, and/or KMI’s formerly public subsidiaries, as described below.
Several of our directors and executive officers previously served as directors and/or officers of one or more of KMI’s predecessors. A number of our directors and executive officers also previously served as directors and/or officers of one or more of KMI’s formerly public subsidiaries, including Kinder Morgan GP LLC (KMGP), the

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general partner of Kinder Morgan Energy Partners, L.P. (KMP), Kinder Morgan Management LLC (KMR), El Paso Pipeline GP Company, L.L.C. (EPB GP), the general partner of El Paso Pipeline Partners, L.P. (EPB), and/or Kinder Morgan Canada Limited (KML). KMI acquired El Paso Corporation (EP) on May 24, 2012, and some of the directors of that company joined the KMI Board. On November 26, 2014, we acquired all of the outstanding common units of EPB and KMP, and all of the outstanding common shares of KMR, that we and our subsidiaries did not already own. On December 16, 2019, KML was acquired by Pembina Pipeline Corporation.
Richard D. Kinder    Director since 1999
Mr. Kinder is a director and the Executive Chairman of KMI. He served as Director, Chairman and Chief Executive Officer of KMI from 1999 until he became Executive Chairman in 2015. Mr. Kinder served as Director, Chairman and Chief Executive Officer of KMR from 2001 until 2014. He served as Director, Chairman and Chief Executive Officer of KMGP from 1997 until 2014. He served as Director, Chairman and Chief Executive Officer of EPB GP from 2012 until 2014. Mr. Kinder’s prior experience as Chief Executive Officer of the Kinder Morgan companies provides him with a familiarity with our strategy, operations and finances that is unmatched. In addition, we believe that Mr. Kinder’s significant equity ownership in our company aligns his economic interests with those of our other stockholders.
Kimberly A. Dang    Director since 2017
Ms. Dang has served as a director of KMI since 2017 and became the Chief Executive Officer of KMI on August 1, 2023. She served in the role of President of KMI from 2018 to August 2023. She also served as a director of KML from 2017 until 2019. Ms. Dang has served in various management roles for the Kinder Morgan companies since 2001 and in senior executive roles since 2005, including as Vice President and Chief Financial Officer of KMI from 2005 to 2018 and as Vice President and Chief Financial Officer of KMR and KMGP from 2005 until 2014. Prior to Kinder Morgan, among other things, Ms. Dang spent six years working in real estate investment at Goldman Sachs. Ms. Dang holds a Master of Business Administration degree from the J.L. Kellogg Graduate School of Management at Northwestern University and a Bachelor of Business Administration degree in accounting from Texas A&M University. Ms. Dang’s years of leadership as President, as Chief Financial Officer and now as Chief Executive Officer, together with her extensive business acumen, provide our Board with necessary strategic insight. Ms. Dang also provides a diverse perspective that is important to our Board.
Amy W. Chronis    Director since 2024
Ms. Chronis was elected as a director of KMI at the 2024 annual meeting of stockholders. She was a Senior Partner with Deloitte LLP until her retirement in June 2024. Ms. Chronis served as Deloitte’s Vice Chair and US Energy & Chemicals Industry Leader from January 2021 to January 2024 and as the Managing Partner of Deloitte’s Houston practice from February 2018 to January 2024. She joined Deloitte as a Partner in June 2002. Ms. Chronis has served on the board of directors of the Greater Houston Partnership since April 2018 and served as its chairman for 2021. She has served on the board of directors of Texas 2036, a nonpartisan data driven public policy think tank, since September 2019. Ms. Chronis is a CPA, status retired, licensed in the State of Texas and is NACD (National Association of Corporate Directors) certified. Ms. Chronis has over 30 years of experience as a finance and public accounting executive focusing on the energy, chemicals, technology and manufacturing industries. In addition to her financial and accounting expertise and knowledge of the energy industry, she brings to the Board notable expertise in executive leadership, strategic planning, business transformation, technology, sustainability and enterprise risk management. Ms. Chronis also provides a diverse perspective that is important to our Board.
Ted A. Gardner    Director since 2014
Mr. Gardner has served as a director of KMI since 2014. He served as a director of KMR and KMGP from 2011 until 2014, and he was a director of the predecessor of KMI from 1999 to 2007. Mr. Gardner has been a Managing Partner of Silverhawk Capital Partners since 2005. Mr. Gardner has served as a director of Incline Energy Partners, LP since 2015. He became chairman of the board of the general partner of CSI Compressco LP following its acquisition by Spartan Energy Partners in January 2021 and served in that role until CSI Compressco LP merged into Kodiak Gas Services in April 2024. Formerly, he served as a director of Encore Acquisition Company from 2001 to 2010, a director of Athlon Energy Inc. from 2013 to 2014, a director of Summit Materials Inc. from 2009 to May 2020, and a director of Spartan Energy Partners from 2010 until November 2021. We believe Mr. Gardner’s

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management, business and leadership experience, and his Board experience with KMI, provides us with perspectives and judgment important to guiding our business strategies.
Anthony W. Hall, Jr.    Director since 2012
Mr. Hall has served as a director of KMI since 2012. Previously, he served as a director of EP from 2001 until the closing of our acquisition of EP in 2012. Mr. Hall has been engaged in the private practice of law since 2010. He previously served as Chief Administrative Officer of the City of Houston from 2004 to 2010 and as the City Attorney for the City of Houston from 1998 to 2004. Prior to 1998, Mr. Hall was a partner in the Houston law firm of Jackson Walker, LLP. Mr. Hall is the past Chairman of the Houston Endowment Inc. and served on its board of directors for 12 years. He is also Chairman of the Boulé Foundation. Mr. Hall’s extensive experience in both the public and private sectors, and his affiliations with many different business and philanthropic organizations, provides our Board with important insight from many perspectives. Mr. Hall’s more than 40 years of legal experience provides the Board with valuable guidance on governance issues and initiatives. As an African American, Mr. Hall also brings a diversity of experience and perspective that is welcomed by our Board.
Steven J. Kean    Director since 2007
Mr. Kean has served as a director of KMI since 2007. He served as Chief Executive Officer of KMI from 2015 to August 2023 and as KMI’s President from 2013 to 2018. Mr. Kean served in various management roles for the Kinder Morgan companies beginning in 2002. He was Executive Vice President and Chief Operating Officer of KMI from 2006 until 2013, when he was named President and Chief Operating Officer, and served in that capacity until he assumed the Chief Executive Officer role in 2015. Mr. Kean also served as Chairman of the Board and Chief Executive Officer of KML from 2017 until 2019 and President, Chief Operating Officer and a director of KMR, KMGP and EPB GP from 2013 until 2014. Mr. Kean was elected President and Chief Executive Officer of the Greater Houston Partnership effective December 1, 2023. Mr. Kean’s 21 years of prior experience as one of our executives provides him valuable management and operational expertise and a thorough understanding of our business operations and strategy.
Michael C. Morgan    Director since 2007
Mr. Morgan has served as a director of KMI since 2007 and as lead director of KMI since 2011. He served in various management roles for the Kinder Morgan companies from 1997 to 2004, including as President from 2001 until 2004. Mr. Morgan has been Chairman of Triangle Peak Partners, LP, a registered investment adviser and fund manager, since 2008, and was its Chief Executive Officer from 2008 to 2022. He also has been President of Portcullis Partners, L.P., a private investment partnership, since 2004. Mr. Morgan was appointed as a director of Stonepeak-Plus Infrastructure Fund LP in January 2025. Mr. Morgan served as a director of Sunnova Energy International (NYSE: NOVA), a residential energy and storage company, from 2015 to October 2024. He served as a director and chair of the compensation committee of Stem, Inc. (NYSE: STEM), a smart energy storage company, from April 2021 to October 2024. Previously, he served as Chairman of the board of directors of each of Star Peak Energy Transition Corp. (NYSE: STPK) from August 2020 until its merger with Stem, Inc. in April 2021 and Star Peak Corp. II (NYSE: STPC) from January 2021 until its merger with Benson Hill in September 2021. Mr. Morgan was a director of Kayne Anderson MLP Investment Company and Kayne Anderson Energy Total Return Fund, Inc. from 2007 until 2008. As a result of Mr. Morgan’s prior service as an executive officer of KMI, he possesses a familiarity with our business operations, financial strategy and organizational structure which enhance his contributions to our Board.
Arthur C. Reichstetter    Director since 2014
Mr. Reichstetter has served as a director of KMI since 2014. He served as a director of EPB GP from 2007 until 2014. He has been a private investor since 2007. Mr. Reichstetter served as Managing Director of Lazard Freres from 2002 until his retirement in 2007. From 1998 to 2002, Mr. Reichstetter was a Managing Director with Dresdner Kleinwort Wasserstein, formerly Wasserstein Parella & Co. Mr. Reichstetter was a Managing Director with Merrill Lynch from 1993 until 1996. Prior to that time, Mr. Reichstetter worked as an investment banker in various positions at The First Boston Corporation from 1974 until 1993, becoming a managing director with that company in 1982. Mr. Reichstetter brings to the Board extensive experience in investment management and capital markets, as highlighted by his years of service at Lazard Freres, Dresdner Klienwort Wasserstein, Merrill Lynch and

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The First Boston Corporation. His leadership, together with technical expertise and extensive financial acumen, provide our Board with necessary strategic insight and experience.
C. Park Shaper     Director since 2007
Mr. Shaper has served as a director of KMI since 2007. He was a director of KMR and KMGP from 2003 until 2013 and a director of EPB GP from 2012 until 2013. He served in various management roles for the Kinder Morgan companies from 2000 until 2013, when he retired as President. Mr. Shaper has been a director of Service Corporation International (NYSE: SCI) since May 2022. He was appointed Chairman of the Board of Sunnova Energy International (NYSE: NOVA) in March 2025, where he has served as a director since 2019 and serves as chair of its audit committee. From 2007 until August 2021, he served as a trust manager of Weingarten Realty Investors and as the chair of its compensation committee. Mr. Shaper was a member of the board of directors of Star Peak Energy Transition Corp. (NYSE: STPK) from August 2020 until its merger with Stem, Inc. in April 2021 and Star Peak Corp II (NYSE: STPC) from January 2021 until its merger with Benson Hill in September 2021, and he served as the chair of their respective audit, compensation and nominating and governance committees. Mr. Shaper’s previous experience as our President, and as an executive officer of various Kinder Morgan entities, provides him valuable management and operational expertise and intimate knowledge of our business operations, finances and strategy.
William A. Smith    Director since 2014
Mr. Smith has served as a director of KMI since 2014. He served as a director of EPB GP from 2008 to 2014. From 2003 until his retirement as an active partner in 2012, Mr. Smith was a partner in Galway Group, L.P., an investment banking/energy advisory firm headquartered in Houston, Texas. In 2002, Mr. Smith retired from EP, where he was an Executive Vice President and Chairman of El Paso Merchant Energy’s Global Gas Group. Mr. Smith had a 29-year career with Sonat Inc. prior to its merger with EP in 1999. At the time of the merger, Mr. Smith was Executive Vice President and General Counsel. He previously served as Chairman and President of Southern Natural Gas Company and as Vice Chairman of Sonat Exploration Company. Mr. Smith served as a director of Eagle Rock Energy G&P LLC from 2004 until the sale of that company in 2015. Mr. Smith previously served on the board of directors of Maritrans Inc. until 2006. With over 40 years of experience in the energy industry, Mr. Smith brings to the Board a wealth of knowledge and understanding of our industry, including valuable legal and business expertise. His experience as an executive and attorney provides the Board with an important skill set and perspective. In addition, his experience on the board of directors of other domestic and international energy companies further augments his knowledge and experience.
Robert F. Vagt    Director since 2012
Mr. Vagt has served as a director of KMI since 2012. He served as a director of EP from 2005 until we acquired it in 2012. Mr. Vagt joined the board of directors of EQT Corporation (NYSE: EQT) in July 2024. He previously served as the lead independent director of Equitrans Midstream Corp. (NYSE: ETRN) from 2018 until July 2024. Mr. Vagt also previously served as a member of the board of directors of EQT Corporation from 2017 until the separation of EQT Corporation and Equitrans Midstream Corp. in 2018. He served as Chairman of the board of directors of Rice Energy Inc. from 2014 until its acquisition by EQT Corporation in 2017. Mr. Vagt served as President of The Heinz Endowments from 2008 through 2014. Prior to that time, he served as President of Davidson College from 1997 to 2007. Mr. Vagt served as President and Chief Operating Officer of Seagull Energy Corporation from 1996 to 1997. From 1992 to 1996, he served as President, Chairman and Chief Executive Officer of Global Natural Resources. Mr. Vagt served as President and Chief Operating Officer of Adobe Resources Corporation from 1989 to 1992. Prior to 1989, he served in various positions with Adobe Resources Corporation and its predecessor entities. Mr. Vagt’s professional background in both the public and private sectors make him an important advisor and member of our Board. Mr. Vagt brings to our Board operations and management expertise in both the public and private sectors. In addition, Mr. Vagt provides our Board with a welcome diversity of perspective gained from his service as an executive officer of multiple energy companies, the president of a major charitable foundation and the president of an independent liberal arts college.
Summary of Board Committees
The Board has established standing committees to assist it in carrying out its duties, and we describe the Audit Committee, the Compensation Committee, the EHS Committee and the Nominating and Governance Committee and

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their principal responsibilities below. Our committees are exclusively composed of members of the Board who meet the independence requirements of the NYSE and our Governance Guidelines. All of our directors generally attend the regular meetings of each of our committees, including Mr. Kinder and Ms. Dang, who each provide further insight regarding KMI and activities relevant to such committee meetings.
The following directors are current members of the Audit, Compensation, EHS and/or Nominating and Governance Committees as indicated.

Name	Audit Committee	Compensation Committee	EHS Committee	Nominating and Governance Committee
Ms. Chronis	X		X
Mr. Gardner			X	Chair
Mr. Hall			X	X
Ms. Macdonald*	X	Chair
Mr. Reichstetter	Chair	X
Mr. Shaper		X		X
Mr. Smith		X		X
Mr. Vagt	X		Chair
___________________
* Ms. Macdonald will retire from the Board as of the date of our 2025 Annual Meeting.
Independence of Board Members
Our Board has affirmatively determined that, based on consideration of relevant facts and circumstances, each of our directors, other than Messrs. Kinder and Kean and Ms. Dang, has no material relationship with us and is independent, as that term is used in the NYSE Listed Company Manual and as described in our Governance Guidelines. In addition, our Board has determined that each member of our Audit Committee, Compensation Committee and Nominating and Governance Committee is independent for purposes of membership on such committees.
In making its independence determinations, the Board considered the following relationship among our directors and found that it was not material and, thus, did not impair the affected directors’ independence from us: Mr. Morgan is chairman of Triangle Peak Partners, LP, a registered investment advisor and fund manager which manages investments for clients, including for Messrs. Kinder and Shaper. The amounts invested with Triangle Peak Partners by Messrs. Kinder and Shaper represent, in each case, insignificant percentages of their personal wealth, and the fees earned by Mr. Morgan are immaterial relative to Mr. Morgan’s personal wealth.
Board Leadership Structure and Lead Director
The offices of Chairman of our Board and Chief Executive Officer have been separate since 2015. Mr. Kinder has served as Executive Chairman of the Board since June 2015. The three-member Office of the Chairman consists of Mr. Kinder, Ms. Dang and Thomas A. Martin, KMI’s President. Mr. Morgan, one of our independent directors, serves as the lead director.
Our Board has in place the following measures, in addition to those discussed above under “—Corporate Governance Highlights,” to ensure that we maintain high standards of corporate governance:
Eight of our 11 directors who are standing for election are independent, as described above;
Our lead director is responsible for moderating executive sessions of the Board’s non-employee directors, acting as principal liaison between the non-employee directors and the Executive Chairman on matters dealt with in such sessions, and evaluating, along with the other independent directors, the Chief Executive Officer’s performance and presenting such evaluation to the Chief Executive Officer;

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Our Audit Committee, Compensation Committee and Nominating and Governance Committee are composed entirely of and chaired by non-employee directors who meet the independence requirements of the NYSE and our Governance Guidelines;
Three of the four members of our Audit Committee qualify as “audit committee financial experts” as such term is defined in Item 407(d)(5)(ii) of SEC Regulation S-K;
The Compensation Committee and the rest of our independent directors annually review the Chief Executive Officer’s performance and compensation;
The Nominating and Governance Committee is responsible for succession planning for senior management, including the Chief Executive Officer;
Non-employee directors meet regularly, without the participation of our senior management, to review matters concerning the relationship of the Board with members of our management and such other matters as the lead director and participating directors may deem appropriate; and
Each year, the Nominating and Governance Committee conducts a review and evaluation of the conduct and performance of the Board and its committees based upon completion by each director of an evaluation form, or upon such interviews of directors or other methods as the Nominating and Governance Committee believes appropriate and suitable for eliciting the relevant information.
The Board’s Role in Risk Oversight
Our Board has oversight responsibility with regard to assessment of the major risks inherent in our business and measures to address and mitigate such risks. While the Board is ultimately responsible for risk oversight at our company, the committees of the Board assist the Board in fulfilling its oversight responsibilities by considering the risks within their respective areas of expertise.
The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to our financial and accounting risk management policies and procedures. As part of this process, the Audit Committee meets periodically with management to review, discuss and provide oversight with respect to our processes and controls to assess, monitor, manage and mitigate potential significant risk exposures. In providing such oversight, the Audit Committee may also discuss such processes and controls with our internal and independent auditors. The Audit Committee also has oversight responsibility related to cybersecurity risk and is briefed quarterly by our Chief Information Officer on cybersecurity risk, our cybersecurity management program and initiatives, and, if applicable, notable cybersecurity events. In the event of a significant cybersecurity incident, our Chief Executive Officer will notify the Chairman of the Board or, in that person’s absence, the lead independent director of the Board. The Compensation Committee likewise assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with compensation program design, including reviewing whether there are risks arising from our compensation programs and practices that are reasonably likely to have a material adverse effect on us. The Nominating and Governance Committee assists the Board with oversight of risk management relating to corporate governance, Board organization and Board membership. The EHS Committee assists the Board with oversight of risk management relating to EHS matters, including reviewing with management our reputation as a responsible corporate citizen and our efforts to employ sustainable business practices and related sustainability reporting.
Each director has full access to senior management, information about our operations, and our outside advisors. Generally, the Board receives training at least annually from our outside advisors on one or more topics selected by the Board. In 2024, the educational updates to the Board focused on cybersecurity and SEC and other regulatory developments.
Meeting Attendance
Our Board held seven meetings during 2024. Each member of our Board attended at least 75% of his or her aggregate Board and committee meetings, and the average attendance level of our Board members in 2024 was over 97%.

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Committees of the Board
Audit Committee
We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, currently composed of Mses. Chronis and Macdonald (until her retirement from the Board on the date of the annual meeting) and Messrs. Reichstetter and Vagt. Mr. Reichstetter is the chair of the Audit Committee, and Ms. Chronis and Messrs. Reichstetter and Vagt have each been determined by the Board to be an “audit committee financial expert.” The Board has determined that all of the members of the Audit Committee are independent as described under the relevant standards. The Audit Committee has a written charter adopted by our Board, which is posted on our website at www.kindermorgan.com in the “Governance” sub-section of the section entitled “About Us.” The Audit Committee met eight times during 2024.
The Audit Committee’s primary purposes are to:
monitor the integrity of our financial statements, financial reporting processes, systems of internal controls regarding finance, accounting and legal compliance and disclosure controls and procedures;
monitor our management of financial and cybersecurity risks and compliance with legal and regulatory requirements;
select, appoint, engage, oversee, retain, evaluate and terminate our external auditors, pre-approve all audit and non-audit services to be provided to us, consistent with all applicable laws, by our external auditors, and establish the fees and other compensation to be paid to our external auditors;
monitor and evaluate the qualifications, independence and performance of our external auditors and internal auditing function; and
establish procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submissions by our employees, regarding accounting, internal controls, disclosure or auditing matters, and provide an avenue of communication among our external auditors, management, the internal auditing function and our Board.
Furthermore, the Audit Committee is responsible for reviewing the external auditors’ proposed audit scope and approach as well as the performance of the external auditors. It also has direct responsibility for and sole authority to resolve disagreements between our management and our external auditors regarding financial reporting, and regularly reviews with the external auditors any problems or difficulties the auditors encounter in the course of their audit work. The Audit Committee, at least annually, uses reasonable efforts to obtain and review a report from the external auditors addressing the following (among other items):
the auditors’ internal quality-control procedures;
any material issues raised by the most recent internal quality-control review, or peer review, of the external auditors;
the independence of the external auditors; and
the aggregate fees billed by our external auditors for each of the previous two fiscal years.
For further information on the role of the Audit Committee, fees billed for audit and other services by the independent auditor for the years ended December 31, 2024 and 2023, and the Audit Committee Report, please see “Item 2—Ratification of the Selection of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2025.”
Compensation Committee
Our Board’s Compensation Committee is currently composed of four directors, each of whom our Board has determined to be independent under the relevant standards. The Compensation Committee has a written charter

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adopted by our Board, which is posted on our website at www.kindermorgan.com in the “Governance” sub-section of the section entitled “About Us.” The Compensation Committee met three times during 2024.
The Board desires to provide a compensation program for officers and key management personnel under which they are effectively compensated in terms of salaries, supplemental compensation and other benefits on a basis that is internally equitable and externally competitive. Therefore, the committee’s primary purposes are to:
review and recommend to our independent directors or our Board, or determine, as the case may be, the annual salary, bonus, stock awards and other benefits, direct and indirect, to be received by our Chief Executive Officer and other members of senior management;
review new executive compensation programs;
assess and monitor our director compensation programs;
review, on a periodic basis, the operation of our director and executive compensation programs to determine whether they are properly coordinated and are achieving their intended purpose;
take steps to modify any executive compensation program that yields payments and benefits that are not reasonably related to executive and institutional performance or are not competitive in the aggregate to programs of peer businesses;
produce an annual report on executive compensation for inclusion in our proxy statement;
periodically review and assess our compensation and benefits for employees; and
administer our executive compensation clawback policy in accordance with the terms of such policy.
Please refer to “Executive Compensation—Compensation Discussion and Analysis—Key Elements of 2024 Compensation” and “Director Compensation” below for a discussion of the Compensation Committee’s procedures and processes for making executive officer and non-employee director compensation determinations. The Compensation Committee has the sole authority to retain compensation consultants to advise it as it determines to be necessary or appropriate, but did not retain or pay fees to any compensation consultants in 2024. Per its charter, the Compensation Committee has no authority to delegate the responsibilities specified in its charter.
Compensation Committee Interlocks and Insider Participation
Our Compensation Committee is composed of Ms. Macdonald (until her retirement from the Board on the date of the annual meeting) and Messrs. Reichstetter, Shaper and Smith, with Ms. Macdonald serving as chair of the committee. From 1999 to 2003, Ms. Macdonald was an executive officer of the company. During 2024, none of our executive officers served on the board of directors of another entity which employed any of the members of our Board.
EHS Committee
The EHS Committee is composed of Ms. Chronis and Messrs. Gardner, Hall and Vagt, with Mr. Vagt serving as the chair of the committee. The EHS Committee has a written charter adopted by our Board, which is posted on our website at www.kindermorgan.com in the “Governance” sub-section of the section entitled “About Us.” The EHS Committee met two times in 2024.
The EHS Committee assists the Board in overseeing management’s establishment and administration of our company’s EHS policies, programs, procedures and initiatives, including those that promote the safety and health of our employees, contractors, customers, the public and the environment. The committee also periodically reviews with management our company’s reputation as a responsible corporate citizen and our efforts to employ sustainable business practices consistent with our company’s business purpose and values. Additionally, the Board has delegated to the EHS Committee responsibility over all matters relating to sustainability reporting, including the review and approval of our Sustainability Report.

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Nominating and Governance Committee
Our Nominating and Governance Committee is composed of Messrs. Gardner, Hall, Shaper and Smith, with Mr. Gardner serving as the chair of the committee. Our Board has determined that each of the committee members is independent under the relevant standards. The Nominating and Governance Committee has a written charter adopted by our Board, which is posted on our website at www.kindermorgan.com in the “Governance” sub-section of the section entitled “About Us.” The Nominating and Governance Committee met three times in 2024.
The Nominating and Governance Committee’s primary purposes are to:
make recommendations regarding the size of our Board, to the extent the size of the Board may be changed in accordance with our bylaws;
identify individuals qualified to become members of our Board, and recommend director nominees to our Board for election at our annual meeting of stockholders;
identify from among the members of our Board and report to our Board on individuals recommended to serve as members of the various committees of our Board;
annually reevaluate our Governance Guidelines and recommend to our Board any changes that the Nominating and Governance Committee deems necessary or appropriate; and
periodically evaluate our Board’s and committees’ performances.
Board Qualifications, Diversity, Core Competencies and Size
Our Governance Guidelines require that our Board reflect the following characteristics:
each director should be:
a person of integrity who is dedicated, industrious, honest, candid, fair and discreet;
knowledgeable, or willing to become so quickly, in the critical aspects of our business and operations; and
experienced and skillful in serving as a member of, overseer of, or trusted advisor to, the senior management or board of at least one substantial corporation, charity, institution or other enterprise;
a majority of the directors are to meet the standards of independence as prescribed in our Governance Guidelines and the NYSE rules; and
our Board should encompass a range of talents, skills and expertise sufficient to provide sound and prudent guidance with respect to the full scope of our operations and interests.
In its evaluation of possible candidates for service on our Board, the Nominating and Governance Committee considers the characteristics outlined above in addition to the following:
a candidate’s experience, knowledge, skills, integrity, independence (as described in our Governance Guidelines), expertise, commitment to our core values, relationship with us, ownership of our equity securities, service on other boards, willingness to commit the required time and ability to work as part of a team;
the current mix of viewpoints, backgrounds, skills, experience and expertise on our Board; and
the results of our Board’s annual self-evaluation.
Our Board believes that diversity, including race, gender, culture, skills, experience, thought and geography, is an important attribute of a well-functioning board. The Nominating and Governance Committee is responsible for advising our Board on matters of diversity and for recommending, as necessary, measures contributing to a board

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that, as a whole, reflects a range of viewpoints, backgrounds, skills, experience and expertise. Our Board believes that it should be comprised of directors with experience in a mix of core competencies that contribute to a well-functioning board that effectively oversees our strategy and management. Our Board currently has total gender and minority representation of 33%, which will become 27% following Ms. Macdonald’s retirement, and a variety of skills and expertise, including:

Industry/Operational Experience	Directors with senior leadership experience in the energy storage and transportation industry add valuable perspective on operational matters, assessment of business opportunities and other issues specific to our business.
CEO or Senior Officer Experience	Directors who have served as a CEO or another “C-Level” executive of a publicly traded entity or large private company, or who have overseen a substantial business segment of a company, have developed judgment, perspective and independence of thought that is important to the Board’s strategic decision making process.
Service on Other Public Company Boards	Directors who currently serve or have served on the boards of other publicly traded entities or large private companies provide experience and perspective to our Board regarding best practices in governance and the function of the Board.
Accounting and Financial Reporting Expertise
Directors with an understanding of accounting and financial reporting matters lead our Audit Committee and provide perspective with respect to assessing our financial performance and monitoring the integrity of our financial reporting process.

Corporate Finance Expertise	Directors with experience in corporate finance assist in evaluating our capital structure and advise on capital markets transactions and other financing related strategies for generating value for our stakeholders.
Capital Allocation Expertise
Our ability to generate value for stakeholders also depends on our ability to strategically and responsibly allocate capital, including on expansion projects, acquisitions and divestitures, share repurchases and debt repayment. Accordingly, directors with experience in such capital allocation activities provide valuable insight in the Board’s decision making.

Regulatory and Environmental, Health and Safety Expertise	Portions of our businesses are heavily regulated, and operating our business in compliance with applicable laws and with a view toward the preservation of the environment is critical. Directors with experience in regulatory, environmental, health and safety matters assist in ensuring that we operate in accordance with best practices regarding regulatory and environmental matters and that the environment and safety are properly weighed in Board decision making.
Legal Expertise	The transactions in which the company engages and the ordinary operation of its business frequently involve complex legal considerations. Directors with a legal background supplement the skills of our General Counsel’s staff and provide valuable insight in assessing legal risk.
Risk Management Expertise	Directors with experience assessing major risks inherent in business and identifying measures to address and mitigate such risks help us oversee our development of short- and long-term strategies.
Energy Transition Expertise
We are participating in the energy transition (for example, establishing our energy transition ventures group and acquiring businesses in the renewable natural gas space, as well as utilizing and/or planning for the utilization of our existing assets for the transportation/storage of renewable liquids, carbon capture utilization and storage and hydrogen transportation), and our directors with experience involving renewables and alternative energy businesses provide perspective, guidance and oversight in our energy transition efforts.

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Director Skills Matrix

Name	Industry/ Operational Experience	CEO or C-Level Executive	Other Public Company Boards	Accounting and Financial Reporting Expertise	Corporate Finance Expertise	Capital Allocation Expertise	Regulatory and EHS Expertise	Legal Expertise	Risk Management Expertise	Energy Transition Expertise
Mr. Kinder	X	X	X		X	X	X	X	X
Ms. Dang	X	X		X	X	X	X		X	X
Ms. Chronis		X		X					X	X
Mr. Gardner			X		X	X			X
Mr. Hall			X					X	X
Mr. Kean	X	X	X		X	X	X	X	X	X
Ms. Macdonald*	X	X				X	X	X	X
Mr. Morgan	X	X	X	X	X	X			X	X
Mr. Reichstetter			X	X	X	X			X
Mr. Shaper	X	X	X	X	X	X			X	X
Mr. Smith	X	X	X		X	X		X	X
Mr. Vagt	X	X	X	X	X	X	X		X
___________________
*    Ms. Macdonald will retire from the Board as of the date of our 2025 Annual Meeting.
Since 2020, the Board has reduced its size from 16 directors to 12. In connection with Ms. Macdonald’s retirement, the Board plans to further reduce its size to 11 directors effective as of the date of the annual meeting. Over time, our Board’s intention is to enhance the overall diversity, and to consider further decreases in the size, of the Board.
Identifying and Evaluating Nominees for Director
The Nominating and Governance Committee is generally responsible for seeking, screening and identifying individuals qualified to become Board members. Candidates for director may also come to the attention of the Nominating and Governance Committee through other Board members or committees, professional search firms, stockholders or other persons. The Nominating and Governance Committee evaluates and recommends to our Board nominees for election as directors at each annual meeting of our stockholders and persons to fill vacancies on the Board that occur between annual meetings of our stockholders. In carrying out its responsibilities, the Nominating and Governance Committee evaluates the skills and attributes desired of prospective directors and, when appropriate, conducts searches for qualified candidates; selects prospective candidates to interview and ascertains whether they meet the qualifications for director described above and as otherwise set forth in the Governance Guidelines; recommends approval by the entire Board of each selected nominee for election as a director; and approves extending an invitation to join our Board if the invitation is proposed to be extended by any person other than the chair of the Nominating and Governance Committee. In 2024, the Board established a special search committee to identify possible director candidates for nomination at the upcoming annual meeting. The search resulted in the recommendation of Ms. Chronis for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee unanimously recommended, and the Board unanimously approved, Ms. Chronis’s nomination to the Board for election by stockholders at the 2024 annual meeting.
The Nominating and Governance Committee will consider director candidates recommended by stockholders. Stockholders may communicate recommendations for director candidates to the chair of the Nominating and Governance Committee by following the procedures described under “Additional Information—Stockholder Proposals and Director Nominations for Our 2026 Annual Meeting.” In addition, the stockholder should provide such other information as such stockholder may deem relevant for the Nominating and Governance Committee’s evaluation.
The chair of the Nominating and Governance Committee has discretion to determine whether the recommendation should be brought to the attention of the full Board and whether any response to the person sending the communication is appropriate. Any such response will be made through our investor relations department and only in accordance with our policies and procedures and applicable law and regulations relating to the disclosure of information. Our corporate secretary will retain copies of all recommendations received pursuant to these procedures

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for a period of at least one year. The Nominating and Governance Committee of the Board will review the effectiveness of these procedures from time to time and, if appropriate, make changes.
Material Legal Proceedings
There are no material legal proceedings to which any director, officer or affiliate of ours, or any record or beneficial owner of more than 5% of our common stock, is a party adverse to us or any subsidiary of ours or has an interest adverse to us or any subsidiary of ours.
Contributions to Charitable Organizations
In none of the last three fiscal years have we made payments to or received payments from any tax-exempt organization of which any of our independent directors is an employee, or an immediate family member of such director is an executive officer, that exceeded the greater of $1 million or 2% of such tax-exempt organization’s consolidated gross revenue.
Annual Meeting Attendance
Although we have no formal policy with respect to our directors’ attendance at annual meetings of stockholders, we invite them to attend. Three of our non-executive directors attended the 2024 Annual Meeting, including Ms. Chronis, a nominee elected at that meeting.
Stockholder Communications with Our Board

Interested parties may contact our lead director, Mr. Morgan, the chairperson of any of the Board’s committees, the independent directors as a group or the full Board by mail to Kinder Morgan, Inc., 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, Attention: Corporate Secretary, or by e-mail to our investor relations department within the “Contact Us” section of our website at www.kindermorgan.com. Any communication should specify the intended recipient.
All communications received in accordance with these procedures will be reviewed initially by our investor relations department. Our investor relations department will relay communications to the appropriate director or directors unless our investor relations department determines that the communication:
•does not relate to our business or affairs or the functioning or Governance Guidelines of our Board or the functioning or charter of any of its committees;
•relates to routine or insignificant matters that do not warrant the attention of our Board;
•is an advertisement or other commercial solicitation or communication;
•is frivolous or offensive; or
•is otherwise not appropriate for delivery to directors.
The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through our investor relations department and only in accordance with our policies and procedures and applicable law and regulations relating to the disclosure of information. We will retain copies of communications received pursuant to these procedures for a period of at least one year. The Nominating and Governance Committee will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.
Additional Corporate Governance Information
We make available free of charge, on our website at www.kindermorgan.com/About-Us/Governance, the Governance Guidelines, the charters of the Audit Committee, Compensation Committee, EHS Committee and Nominating and Governance Committee, our Code of Business Conduct and Ethics (which applies to senior financial and accounting officers and the Chief Executive Officer, among others), and our Stock Ownership

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Guidelines for Directors and Executive Officers. We intend to disclose any amendments to our Code of Business Conduct and Ethics and any waiver from a provision of that code granted to our executive officers or directors, in each case that would otherwise be disclosed on Form 8-K, on our website within four business days following such amendment or waiver.
The information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered part of this or any other report that we file with or furnish to the SEC. See also “Additional Information—No Incorporation by Reference.”
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transaction Approval Policy
Our written policy requires transactions that are reportable under Item 404(a) of Regulation S-K, among others, to be approved or ratified by the non-interested members of the Audit Committee. Any transaction to which we were, or are proposed to be, a party that involves an amount exceeding $120,000, and in which a director or executive officer (or such person’s immediate family member) has a material interest (a “related party transaction”) would be subject to this approval requirement. We expect that the Audit Committee would consider, among other things, the nature, size and terms of the transaction, the extent of the interest of the related party in the proposed transaction and the existing relationship of the parties to the proposed transaction.
Shareholders Agreement
In 2011, in connection with our initial public offering, we entered into a shareholders agreement with a group of shareholders referred to as the “Investors,” which include Richard D. Kinder, an investment entity affiliated with our director Michael C. Morgan, other members of our management and investment funds advised by or affiliated with entities that participated in our 2007 going private transaction (Sponsor Investors).
None of the Sponsor Investors are still parties to the shareholders agreement. As a result, certain provisions in the shareholders agreement no longer apply and are not described below. For example, Mr. Kinder and the Sponsor Investors previously had rights under the shareholders agreement to appoint some of the nominees for our Board and to have their nominees serve on certain committees of the Board, but these rights have terminated.
Registration Rights

The shareholders agreement contains registration rights provisions under which we may be required to register the sale of shares of common stock owned by Mr. Kinder that were issued upon the conversion of his Class A shares and Class B shares. Under the registration rights provisions, Mr. Kinder will have the right to require that we register resales of such shares of common stock having an aggregate value of at least $200 million, or such lesser amount that represents all of his remaining shares. We will not be obligated to effect such a demand registration at any time that a shelf registration statement is effective, or if, in our good faith reasonable judgment, it is not feasible for us to proceed because of the unavailability of required financial statements, or during a blackout period. A blackout period, for this purpose, is any of:
a regular quarterly blackout period when our directors and executive officers are not permitted to trade; or
a 30-day period (which we may not invoke more than twice in any 12-month period) if the registration would cause the disclosure of specified types of non-public information.
The registration rights provisions contain holdback provisions for us and certain holders of shares in the event of an underwritten offering of common stock having an aggregate value of at least $500 million.
We also have agreed not to effect any merger, amalgamation, consolidation, business combination or change of control or reorganization event or similar transaction or series of transactions in which we are not the surviving entity (other than solely for cash consideration) unless the surviving entity assumes these registration obligations.
We have agreed to indemnify and hold harmless each selling shareholder for whom we file a registration statement and such selling shareholder’s affiliates and their respective officers, directors, managers, partners, agents

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and control persons against any losses relating to violations of applicable securities law by us in connection with such registration or offering (except to the extent such violations were caused by such selling shareholder) or untrue statement of a material fact contained in such registration statement, prospectus or preliminary prospectus or free writing prospectus or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
Other Provisions

The shareholders agreement will terminate when none of the shareholder parties thereto hold any shares of common stock. Amendments to the shareholders agreement must be signed by us, if the amendment modifies our rights or obligations, and by specified shareholders party thereto if they own specified amounts of our capital stock or if the amendment would modify their rights or obligations adversely and differently from other holders of the same class or classes of capital stock.
Director and Officer Indemnification
Under our certificate of incorporation and bylaws, we have agreed to indemnify each of our current and former directors and officers, and may additionally indemnify any of our employees, agents or other persons, to the fullest extent permitted by law against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred or suffered by our directors or officers or those other persons in connection with their roles at KMI. We have agreed to provide this indemnification for civil, criminal, administrative, arbitrative or investigative proceedings to the fullest extent permitted under the General Corporation Law of the State of Delaware. Thus, our directors and officers could be indemnified for their negligent acts if they met the requirements set forth above. We also are expressly authorized to carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees and agents for any liabilities incurred in any such capacity, whether or not we would have the power to indemnify such persons against such liability.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables set forth, as of the close of business on March 17, 2025, information known to us regarding the beneficial ownership of our common stock by:
each of our directors, each of our named executive officers identified in “Executive Compensation” and all of our directors and executive officers as a group; and
each person known by us to own beneficially more than 5% of our common stock.
Beneficial ownership is determined in accordance with the rules of the SEC. Based on information provided to us, except as indicated in the footnotes to this table or as provided by applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares indicated. Except as otherwise indicated, the address for each of the following is c/o Kinder Morgan, Inc., 1001 Louisiana Street, Suite 1000, Houston, Texas 77002.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares	% of Class(a)
Richard D. Kinder(b)	257,086,579	11.57
Kimberly A. Dang(c)	2,680,670	*
Amy W. Chronis(d)	32,005	*
Ted A. Gardner(e)	503,633	*
Anthony W. Hall, Jr.	47,260	*
Steven J. Kean(f)	7,581,855	*
Deborah A. Macdonald	50,608	*
Michael C. Morgan(g)	3,707,898	*
Arthur C. Reichstetter	107,507	*
C. Park Shaper(h)	8,561,157	*
William A. Smith(i)	47,668	*
Robert F. Vagt(j)	49,189	*
David P. Michels(k)	146,468	*
Sital K. Mody(l)	—	*
Dax A. Sanders(m)	256,069	*
John W. Schlosser(n)	220,681	*
Directors and executive officers as a group (22 persons)(o)	282,910,791	12.73
The Vanguard Group(p)	201,371,965	9.06
BlackRock, Inc.(q)	153,167,516	6.89
State Street Corporation(r)	127,296,540	5.73
_________________________
*    Represents ownership of less than 1%.
(a)    Based on 2,222,049,457 shares of common stock outstanding as of March 17, 2025.
(b)    Includes 61,479 shares owned by Mr. Kinder’s wife. Mr. Kinder disclaims any and all beneficial or pecuniary interest in the shares owned by his wife. Also includes 11,812,747 shares held by a limited partnership of which Mr. Kinder controls the voting and disposition power. Mr. Kinder disclaims 99% of any beneficial or pecuniary interest in these shares. Includes 40,000,000 shares held in a margin account and pledged as security for a margin loan utilized by Mr. Kinder solely for the purchase of additional shares of our common stock, 10,000,000 shares of which had been purchased by Mr. Kinder under such arrangement as of March 3, 2025.

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(c)    Includes 2,026,048 shares held by a limited partnership of which Ms. Dang controls the voting and disposition power. Ms. Dang disclaims 10% of any beneficial or pecuniary interest in these shares. Does not include 288,851 RSUs, 636,575 RSUs and 543,479 RSUs scheduled to vest on July 31, 2025, 2026 and 2027, respectively, subject to achievement of certain performance goals.
(d)    Includes 8,010 restricted shares subject to forfeiture until July 21, 2025.
(e)    Includes 196,610 shares held by a family limited liability company. Mr. Gardner disclaims 99% of any beneficial ownership of such shares.
(f)    Includes 265,000 shares owned by Mr. Kean’s wife. Mr. Kean disclaims any and all beneficial or pecuniary interest in the shares owned by his wife. Also includes 215,793 shares owned by a charitable foundation of which Mr. Kean is a member of the board of directors and shares voting and investment power. Mr. Kean has no pecuniary interest in shares held by the charitable foundation.
(g)    Includes 3,400,000 shares owned by Portcullis Partners, LP, a private investment partnership. Mr. Morgan is President of Portcullis Partners, LP and has sole voting and dispositive power with respect to such shares. Also includes 307,898 shares owned by trusts for which Mr. Morgan has voting and dispositive power. An aggregate of 2,600,000 shares held by Portcullis Partners, LP are held in either a margin account or an account that serves as collateral for a line of credit.
(h)    Includes 484,924 shares held by a limited partnership of which Mr. Shaper controls the voting and disposition power. Mr. Shaper disclaims 98% of any beneficial or pecuniary interest in these shares. Also includes 6,500,000 shares held by a limited liability company with respect to which Mr. Shaper controls the voting and disposition power.
(i)    Includes 19,581 shares held by Mr. Smith’s spouse. Mr. Smith disclaims any and all beneficial or pecuniary interest in the shares held by his spouse.
(j)    Includes 1,610 restricted shares subject to forfeiture until July 21, 2025.
(k)    Does not include 86,656 RSUs, 121,528 RSUs and 118,578 RSUs scheduled to vest on July 31, 2025, 2026 and 2027, respectively, subject to achievement of certain performance goals.
(l)    Does not include 75,102 RSUs scheduled to vest on July 19, 2025 and 115,741 RSUs and 118,578 RSUs scheduled to vest on July 31, 2026 and 2027, respectively, subject to achievement of certain performance goals.
(m)    Does not include 108,319 RSUs, 130,209 RSUs and 118,578 RSUs scheduled to vest on July 31, 2025, 2026 and 2027, respectively, subject to achievement of certain performance goals. Mr. Sanders has pledged 256,069 shares as collateral for a line of credit that is undrawn as of March 3, 2025.
(n)    Does not include 28,886 RSUs and 96,931 RSUs scheduled to vest on July 31, 2025 and 2027, respectively, subject to achievement of certain performance goals. Mr. Schlosser has pledged his direct holdings under a margin account under which no loans were outstanding as of March 3, 2025.
(o)    See notes (b) through (n). Also includes 278,311 shares held indirectly by executive officers other than named executive officers, in respect of which shares such executive officers disclaim all or a portion of any beneficial or pecuniary interest. Does not include an aggregate of 1,385,770 RSUs held by executive officers other than the named executive officers, which RSUs are scheduled to vest at various times from July 2025 through July 2027, subject to achievement of certain performance conditions.
(p)    Based on a Schedule 13G/A filed with the SEC by The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355, on November 12, 2024, reflecting beneficial ownership as of September 30, 2024, The Vanguard Group has sole voting power as to zero shares of common stock, shared voting power as to 3,391,646 shares of common stock, sole dispositive power as to 191,709,419 shares of common stock and shared dispositive power as to 9,662,546 shares of common stock.
(q)    Based on a Schedule 13G/A filed with the SEC by BlackRock, Inc., 50 Hudson Yards, New York, NY 10001, on January 26, 2024, reflecting beneficial ownership as of December 31, 2023, BlackRock, Inc. has sole voting power as to 142,772,520 shares of common stock, shared voting power as to zero shares of common stock, sole dispositive power as to 153,167,516 shares of common stock and shared dispositive power as to zero shares of common stock.
(r)    Based on a Schedule 13G/A filed with the SEC by State Street Corporation, State Street Financial Center, One Congress Street, Suite One, Boston, MA 02114, on January 30, 2024, reflecting beneficial ownership as of December 31, 2023, State Street Corporation has sole voting power as to zero shares of common stock, shared voting power as to 89,571,600 shares of common stock, sole dispositive power as to zero shares of common stock and shared dispositive power as to 126,980,102 shares of common stock.

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Equity Compensation Plan Information
The following table sets forth information regarding our current equity compensation plans as of December 31, 2024.

Plan Category	Number of shares remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(a)	18,921,939
Equity compensation plans not approved by security holders(b)	934,450
Total	19,856,389
_________________________
(a)    Consists of common stock issuable under the 2021 Stock Incentive Plan described under “Executive Compensation.”
(b)    Consists of common stock issuable under the Second Amended and Restated Stock Compensation Plan for Non-Employee Directors described under “Director Compensation.”
Delinquent Section 16(a) Reports
Section 16 of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements were met during 2024 except that, as a result of administrative error by KMI, Ms. Chronis’s purchase on August 1, 2024 of 47 shares was reported one day after the reporting deadline.

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EXECUTIVE OFFICERS
Set forth below is information concerning our executive officers as of the date of this proxy statement.
As mentioned in “Corporate Governance—The Board of Directors” beginning on page 8 of this proxy statement, several of our executive officers previously served as directors and/or officers of one or more of KMI’s predecessors, and several also previously served as directors and/or officers of one or more of KMI’s acquired companies and formerly public subsidiaries, including EP, EPB GP, KMGP, KMR and KML. When we refer to “Kinder Morgan” or “Kinder Morgan companies,” we mean KMI, one or more of the companies acquired by KMI, and/or KMI’s formerly public subsidiaries.

Name	Age	Position
Richard D. Kinder	80	Director and Executive Chairman
Kimberly A. Dang	55	Director and Chief Executive Officer
Thomas A. Martin	63	President
Anthony B. Ashley	53	Vice President (President, CO2 and President, Energy Transition Ventures)
Kevin Grahmann	42	Vice President, Corporate Development
James E. Holland	62	Vice President and Chief Operating Officer
Catherine C. James	59	Vice President and General Counsel
David P. Michels	46	Vice President and Chief Financial Officer
Sital K. Mody	54	Vice President (President, Natural Gas Pipelines)
Michael J. Pitta	51	Vice President and Chief Administrative Officer
Dax A. Sanders	50	Vice President (President, Products Pipelines)
John W. Schlosser	62	Vice President (President, Terminals)
For biographical information concerning Mr. Kinder and Ms. Dang, please see “Corporate Governance—The Board of Directors” beginning on page 8 of this proxy statement.
Thomas A. Martin is President of KMI. He was elected to that role in August 2023 after serving as Executive Vice President from February 2023 until August 1, 2023. From 2009 to February 2023, he served as Vice President (President, Natural Gas Pipelines). He also served as a director of EPB GP from 2012 until 2014. Mr. Martin served as President, Texas Intrastate Pipeline Group from 2005 until 2009 and has served in various management roles for the Kinder Morgan companies since 2003. Mr. Martin received a bachelor’s degree in business administration from Texas A&M University.
Anthony B. Ashley was elected Vice President (President, CO2 and President, Energy Transition Ventures) of KMI in June 2022. He served as Vice President, Energy Transition Ventures from that team’s formation in February 2021 until appointment to his current role. From April 2018 until February 2021, he was Treasurer and Vice President of Investor Relations of KMI and had been Treasurer since 2013. Mr. Ashley joined EP in 1998 and held a variety of positions in finance and business development prior to KMI’s acquisition of EP in 2012. Prior to receiving his master’s degree, he worked at JP Morgan Chase. Mr. Ashley holds a master’s degree from the Jones Graduate School of Business at Rice University and a bachelor’s degree in money, banking and finance from the University of Birmingham, United Kingdom.
Kevin Grahmann was elected Vice President, Corporate Development in July 2020. Mr. Grahmann joined Kinder Morgan’s Corporate Development group in 2012 and was named a Vice President within the group in July 2017. Prior to joining Kinder Morgan, he served in various business development and corporate development roles at EP and Exterran, Inc. He previously worked at J.P. Morgan in investment banking. Mr. Grahmann holds a master’s degree in business administration from the University of Chicago Booth School of Business and a bachelor’s degree in economics from Rice University.
James E. Holland was elected Vice President and Chief Operating Officer of KMI in July 2020. Mr. Holland served as Vice President (President, Products Pipelines) of KMI from July 2017 to July 2020, and served as Vice President of technical services for Kinder Morgan’s Products Pipelines group from 2012 to 2017. Mr. Holland joined Kinder Morgan over 25 years ago and, prior to 2012, held various operations and engineering positions in our

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Products Pipelines group. Mr. Holland holds bachelor’s degrees in chemistry and biology from New Mexico State University.
Catherine C. James was elected Vice President and General Counsel of KMI in February 2019. Previously, Ms. James served as Executive Vice President and General Counsel of Dynegy, Inc. from September 2011 until Vistra acquired Dynegy in April 2018. Ms. James held various key legal roles at NRG Energy, Calpine Corporation, Reliant Energy, The Coastal Corporation and Chevron. Ms. James earned a Juris Doctor from the University of Texas School of Law and a bachelor’s degree from Smith College.
David P. Michels is Vice President and Chief Financial Officer and has served in this role since April 2018. Mr. Michels previously served as Vice President, Finance and Investor Relations of KMI from March 2013 to April 2018, and as Vice President, Finance from June 2012, when he joined Kinder Morgan, to March 2013. Mr. Michels also served as Chief Financial Officer of EPB GP from 2013 until 2014. Prior to joining Kinder Morgan, Mr. Michels worked at Barclays and Lehman Brothers in energy investment banking, during which time he provided merger and acquisition as well as capital raising services to public and private energy companies. Mr. Michels holds a master’s degree from the University of Chicago Booth School of Business and a bachelor’s degree in finance from the University of Texas.
Sital K. Mody was elected Vice President (President, Natural Gas Pipelines) of KMI in February 2023. From August 2018 to February 2023, he served as President of KMI’s Midstream group. From July 2017 to August 2018, he served as Chief Commercial Officer of the Midstream section of KMI’s Natural Gas group. From 2013 to 2017, he served as Vice President, Marketing for Tennessee Gas Pipeline. Mr. Mody has served in various roles of increasing responsibility for the Kinder Morgan companies since joining EP in 2001. From 1992 to 2001, Mr. Mody worked at Deloitte & Touche, Tenneco Inc. and The Coca Cola Company. Mr. Mody holds a master’s degree in finance from the University of Houston and a bachelor’s degree in accounting from the University of Texas.
Michael J. Pitta was elected Vice President and Chief Administrative Officer of KMI in February 2024. Mr. Pitta previously served as Vice President, Human Resources from January 2023 to February 2024. Over the course of his 20-year career with KMI, Mr. Pitta has progressed through a variety of leadership roles, including in project management, operations and EHS. Mr. Pitta served as Vice President of EHS from November 2020 to January 2023. He was Vice President of Operations for KMI’s Products Pipelines group from January 2019 to November 2020, and Vice President of EHS for our Terminals group from June 2012 to January 2019. He holds a master’s degree in business administration from the University of California, Irvine, and a bachelor’s degree in engineering geology from the University of California, Los Angeles.
Dax A. Sanders was elected Vice President (President, Products Pipelines) of KMI in July 2020. Mr. Sanders served as Executive Vice President and Chief Strategy Officer of KMI from April 2018 to July 2020, and Vice President, Corporate Development of KMI from March 2013 to April 2018. He also served as a director and Chief Financial Officer of KML from April 2017 to December 2019. Mr. Sanders served as Vice President, Corporate Development for KMR from March 2013 until November 2014 and the general partner of EPB from March 2013 until January 2015. From 2009 until 2013, he was a Vice President within Kinder Morgan’s Corporate Development group. From 2006 until 2009, Mr. Sanders was Vice President of Finance for our Kinder Morgan Canada group. Mr. Sanders joined Kinder Morgan in 2000, and from 2000 to 2006 served in various finance and business development roles within the Corporate Development, Investor Relations, Natural Gas Pipelines and Products Pipelines groups, with the exception of a two-year period while he attended business school. Mr. Sanders holds a master’s degree in business administration from the Harvard Business School and a master’s and a bachelor’s degree in accounting from Texas A&M University.
John W. Schlosser was elected Vice President (President, Terminals) of KMI in December 2014 and served in the same role for KMR and KMGP from March 2013 until December 2014. He also served as President of KML from August 2018 to December 2019 and previously served as President, Terminals of KML since its initial public offering in May 2017. Mr. Schlosser was named Senior Vice President and Chief Commercial Officer of Kinder Morgan’s Terminals group in 2010. He previously served as Vice President of Sales and Business Development for the Terminals group since he joined Kinder Morgan in 2001 in connection with Kinder Morgan’s purchase of the U.S. pipeline and terminal assets of the GATX Corporation, where he served as Vice President of Sales. Mr. Schlosser has more than 40 years of experience in commodity transportation and logistics, business development and sales, sales management and operations. Mr. Schlosser holds a bachelor’s degree from Miami University, Oxford, Ohio.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (CD&A) describes the compensation of our executive officers, with a focus on the compensation of (i) our principal executive officer, (ii) our principal financial officer, and (iii) the three other most highly compensated officers in 2024 determined in accordance with applicable SEC disclosure rules, whom we refer to collectively herein as our “named executive officers.” Our 2024 named executive officers are:
•Kimberly A. Dang, Chief Executive Officer;
•David P. Michels, Vice President and Chief Financial Officer;
•Sital K. Mody, Vice President (President, Natural Gas Pipelines);
•Dax A. Sanders, Vice President (President, Products Pipelines); and
•John W. Schlosser, Vice President (President, Terminals).
Program Objectives
We seek to attract, motivate and retain executives who will help us achieve our primary business goal of creating value with our portfolio of businesses for the benefit of our investors and other stakeholders. To help accomplish this goal, we have designed an executive compensation program to:
•incent our executives to act and make decisions like owners;
•provide competitive total compensation to our executives at a reasonable cost, generally at the 50th percentile of total compensation offered by our peer group, with adjustments based on consideration of an individual’s experience, time in the role and scope of responsibilities; and
•tie a substantial majority of our executives’ total compensation directly to our financial performance to further align our executives’ interests with those of our stockholders.
To accomplish the foregoing, we use a combination of:
•base salary (non-performance based cash compensation) that is generally below market;
•an annual bonus opportunity (performance-based cash compensation) that is tied to the attainment of our annual financial performance targets established at the beginning of the year by the Compensation Committee, with consideration also given to our EHS and operational performance, other financial measures and the individual performance of each executive; and
•long-term incentive compensation (performance-based equity awards) that is generally awarded annually in the form of restricted stock units (RSUs) with cliff-vesting at the end of a three-year performance period and subject to a reasonably achievable performance-based vesting condition.
We do not layer on additional “stretch” awards providing excess compensation or bonus vesting based on stock price, total stockholder return (TSR) or other similar measures, because we believe such practices encourage excessive risk taking and create incentives to engage in behavior that is potentially adverse to long-term stockholder value. We also do not utilize “stretch” or “reach” goals in the long-term incentive equity awards, because we intend the equity awards to vest, increasing our executives’ stock ownership and creating further alignment with stockholders. Also, the failure of an award to vest would result in an executive being severely underpaid as compared to our peer group, potentially impairing our ability to motivate and retain the executive.
We keep abreast of current trends, developments and emerging issues in executive compensation and annually compare our executive compensation components with market information consisting of proxy data and third-party compensation surveys in which we participate. We developed a compensation peer group from the energy industry using companies that most closely reflect our profile in terms of revenues, assets and market value, as well as competition for executive level talent, and we re-assess our peer group when appropriate given consolidation or

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other industry changes. For our 2024 compensation decisions, we utilized peer group compensation information compiled using the Equilar Insight executive compensation benchmarking software platform. The purpose of our benchmarking comparison is to ensure that our total compensation package operates effectively and remains both reasonable and competitive within the energy industry.
Our peer group for our 2024 compensation decisions was unchanged from the prior year and includes the following companies:

CenterPoint Energy, Inc.	EOG Resources, Inc.	Sempra Energy
ConocoPhillips Company	Marathon Petroleum Corporation	Southern Company
Dominion Energy Inc.	NiSource Inc.	Targa Resources Corp.(a)
Duke Energy Corporation	Occidental Petroleum Corporation	TC Energy Corporation
Enbridge Inc.	ONEOK, Inc.	Valero Energy Corporation
Energy Transfer LP(a)	Phillips 66	The Williams Companies, Inc.
Enterprise Products Partners LP	Plains All American Pipeline L.P.
_________________________
(a)    Includes affiliated entities.
Compensation Designed to Reward Performance and Align Incentives
Our executive compensation program is designed to reward individuals for advancing our business strategies and the interests of our investors and other stakeholders, to align management’s interests with those of our stockholders, and to incentivize compliance with our Code of Business Conduct and Ethics and our EHS policies. Each executive is held accountable for upholding and complying with company policies, which require the individual to maintain an inclusive and discrimination-free workplace, to comply with the law, and to maintain high standards of operating safety and environmental protection. In addition, cash and equity incentive compensation paid to our executive officers is subject to a clawback policy providing that such compensation may, under certain circumstances, be recovered by us in the event of a restatement of our financial results. See “Corporate Governance—Corporate Governance Highlights.”
We believe that the most effective means of aligning management’s interests with those of our investors and other stakeholders is to emphasize incentive-based compensation rather than fixed compensation, such as base salary. We do not provide supplemental executive retirement, non-qualified supplemental defined benefit/contribution, deferred compensation or split-dollar life insurance programs to our executive officers. We do not provide executive perquisites — we have no executive company cars or executive car allowances, we do not pay for financial planning, we do not own any corporate aircraft and we do not pay for executives to fly first class. We do not have employment agreements or special severance arrangements with our executive officers, each of which is eligible for severance termination benefits under the same plan as our other non-union employees.
We emphasize incentive-based compensation by paying our executives base salaries that are generally below market and allocating a substantial majority of our executives’ total compensation to annual performance-based cash bonuses and long-term incentive equity awards in the form of RSUs. Annual bonus amounts are determined based on the level of achievement of annual financial performance targets established by the Compensation Committee and other objectives, including individual performance. RSUs granted under our executive compensation program are subject to both time-based and performance vesting hurdles and provide the attributes of stock ownership, which we believe motivates executives to behave like owners by directly aligning the executives’ interests with those of our stockholders.
Our incentive-based compensation is subject to performance targets that are intended to incentivize and reward our executives’ efforts to preserve and enhance the long-term value of our company. For our 2024 awards, the primary financial performance target under both our annual and long-term incentive awards is distributable cash flow (DCF) per share, which we believe is useful to evaluate our performance and to measure and estimate the ability of our assets to generate economic earnings after paying interest expense, paying cash taxes and expending sustaining capital. DCF provides additional insight into the specific costs associated with our assets in the current period and facilitates period-to-period comparisons of our performance from ongoing business activities.

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Supplemental performance targets include a consolidated leverage ratio to measure the strength of our balance sheet (Net Debt-to-Adjusted EBITDA), EHS and operational performance, and progress on or completion of projects or transactions that enhance the value of our company. For business segment presidents, individual incentive payments are also impacted by our business segments’ respective earnings performance compared to their budgeted earnings before depreciation, depletion and amortization expenses, including amortization of excess cost of equity investments (Adjusted Segment EBDA). We use DCF per share, consolidated leverage and Adjusted Segment EBDA as metrics because we believe that performance targets should emphasize performance that is reasonably within our executives’ control, unlike measures, such as TSR, which can be influenced by significant factors outside our executives’ control, such as market sentiment or momentum. DCF per share, Net Debt-to-Adjusted EBITDA and Adjusted Segment EBDA are non-GAAP measures. Please see “Appendix A—Non-GAAP Financial Measures” for an explanation of these non-GAAP performance measures.
Individual Executive Compensation Waivers
We have certain individual executive officer compensation arrangements that we have implemented at the request of the applicable officer and pursuant to which the officer has waived his or her participation in our standard programs described below. Ms. Dang has waived her participation in our annual cash bonus program beginning in 2023 when she was elected to serve as our CEO and continuing for future years. As a result of this arrangement, Ms. Dang’s compensation is largely in the form of long-term incentive equity awards and related dividend equivalent payments. The dominance of equity awards in the compensation design for our CEO means that her compensation package is closely aligned with stockholder value in a manner we believe is superior to short-term performance metrics and cash-based incentives. At his request, Mr. Kinder, who as Executive Chairman is no longer a named executive officer, continues to receive total compensation of a base salary of $1 per year. Mr. Kinder also reimburses us for health care premiums paid on his behalf.
Key Elements of 2024 Compensation
Our 2024 executive compensation program was principally composed of three elements:
•base salary,
•a possible annual cash bonus, and
•long-term incentive equity awards (including related dividend equivalent payments on unvested awards).
Each year, the Compensation Committee reviews our compensation philosophy and approves the compensation of our named executive officers and the financial and other goals and objectives that are relevant to the compensation of our named executive officers. The Compensation Committee (and the other independent directors, in the case of our CEO) also reviews each named executive officer’s performance in consultation with management. For 2024, the Compensation Committee and the other independent Board members solicited information from Mr. Kinder and Mr. Michael Pitta, our Vice President and Chief Administrative Officer, regarding the performance of Ms. Dang. In addition, the Compensation Committee solicited information from Mr. Kinder, Ms. Dang and Mr. Pitta with respect to the performance of our other named executive officers. The Compensation Committee also obtained information from Mr. Pitta with respect to compensation for comparable positions of responsibility at our peer companies. All this information was taken into account by the Compensation Committee, which made final determinations regarding compensation of our named executive officers other than our CEO, whose compensation was approved by our independent directors. No named executive officer reviewed his or her own performance or approved his or her own compensation, although the independent directors of the Board have considered and agreed to individual requests by executive officers to forego a traditional base salary or to participate in the annual incentive plan, as described above under “—Individual Executive Compensation Waivers.”
Base Salary
Base salary is paid in cash. In determining executive base salaries, we seek to provide reasonable fixed compensation while also retaining our overall emphasis on incentive-based compensation; accordingly, we pay base salaries that are generally below the 50th percentile of those of our peer group. The Compensation Committee maintained an annual base salary cap for our executive officers of $500,000 from 2018 through 2024. In recognition of market changes since that time, in January 2025, the Compensation Committee approved raising this salary cap to

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$600,000. In 2024, the highest base salary for any KMI executive officer was $500,000 and, for 2025, the highest base salary for any executive officer is $525,000. As noted above, our Executive Chairman, Mr. Kinder, receives an annual base salary of $1.
Possible Annual Cash Bonus (Performance-Based Cash Incentive)
The overall purpose of our Amended and Restated Annual Incentive Plan (Annual Incentive Plan) is to foster our executive officers’ and our employees’ personal stake in the continued success of our company through the possible payment of annual cash bonuses that are dependent on individual and company performance. All of our U.S. employees are generally eligible to participate in the Annual Incentive Plan (subject to the terms of any applicable collective bargaining agreements and exclusive of employees of one of our joint ventures, which has its own compensation program). The Annual Incentive Plan is administered with an executive component for awards to our executive officers and a non-executive component for all other eligible employees. Ms. Dang waived her participation in the Annual Incentive Plan for 2024, which waiver became effective when she began serving as our CEO in 2023 and continues for future years.
At the beginning of each performance year, the Compensation Committee establishes a budgeted pool of bonus dollars for the payment of awards and establishes performance goals. After our results for the year are calculated, the Compensation Committee determines the degree to which the final bonus pool for the performance year will be funded. This determination depends primarily on the extent to which we meet certain financial performance targets, which are generally consistent with the Board-approved budget developed through our rigorous budgeting process and published in January of each year. The Compensation Committee may also adjust the final bonus pool upward or downward based on other factors, in the Committee’s discretion, including our overall performance in other areas such as EHS and operational performance and other financial measures.
With respect to the executive component, the Compensation Committee also establishes individual bonus award opportunities available to each executive officer which will form the basis for determining the amount payable under such awards, subject to achievement of the applicable performance goals and other factors determined by the Compensation Committee in its discretion. The budgeted bonus opportunities for each named executive officer are established by the Compensation Committee and are based in part on the peer company market data discussed under “—Program Objectives” above. After the financial results for the year are calculated, the Compensation Committee determines the bonuses to be paid to each executive officer based primarily on the extent to which the annual financial performance targets are met, with consideration also given to our EHS and operational performance, other financial measures and the individual performance of each executive. The Compensation Committee, in its sole discretion, may reduce or increase the amount of the bonus actually paid to any executive officer.
For 2024, the Compensation Committee set a target of DCF of $2.26 per common share as the financial performance target under both the executive component and the non-executive component and approved the following additional objectives that could potentially increase or decrease the budgeted bonus pool for 2024:
a target consolidated leverage ratio, which we measure as the ratio of Net Debt-to-Adjusted EBITDA, of 3.9x; and
our EHS performance, including
beating industry average incident rates;
improving incident rates compared to our previous three-year averages; and
experiencing no significant incidents in our operations or expansions.
DCF, DCF per common share, and Net Debt and Adjusted EBITDA are non-GAAP measures. Please see “Appendix A—Non-GAAP Financial Measures” for descriptions of how these measures are calculated from our financial statements.
The table under “Grants of Plan-Based Awards for 2024” below sets forth the threshold, target and maximum payout opportunities for each named executive officer under the Annual Incentive Plan. The Compensation Committee has never approved payment of the maximum bonus opportunity to a current named executive officer.

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For 2024, we achieved DCF per share of $2.19 (3.1% below our DCF target of $2.26 per share), and our Net Debt-to-Adjusted EBITDA was 4.0x, missing our target of 3.9x.
Our Compensation Committee approved funding slightly above 100% of the 2024 budgeted cash bonus pool under the Annual Incentive Plan. The Compensation Committee established a baseline funding rate of 98% for the executive component, with individual executives receiving upward or downward adjustments relative to such 98% funding rate based on individual performance and other factors as described below. The approved funding level includes any premium pay calculations for bonus awards paid to non-exempt employees.
The 2024 bonuses paid to our named executive officers were based primarily on the extent to which the DCF per share target was met. The Committee also took into account the significant growth in our project backlog, which grew from $3 billion at year-end 2023 to $8.1 billion at the end of 2024, our achievement of the consolidated leverage ratio target and our EHS and operational performance goals, as well as continued progress on key projects and year-over-year growth. In addition, the Compensation Committee considered Adjusted Segment EBDA as a factor in determining compensation under our Annual Incentive Program for our business segment presidents.
The Compensation Committee also considered, qualitatively, how well each executive officer performed his or her duties during the year. Information was solicited from relevant members of senior management regarding the performance of our executive officers, and determinations and recommendations were made at the regularly scheduled first quarter Board and Compensation Committee meetings held in January 2025. Other factors considered by the Compensation Committee included market data about compensation of comparable positions of responsibility at our peer companies, derived from the proxy data and the third-party compensation surveys referred to above. With respect to using these other factors in assessing performance, the Compensation Committee did not find it practicable to, and did not, use a “score card” or quantify or assign relative weight to the specific criteria considered. Specific individual performance goals were not established by the Compensation Committee when the award opportunities were approved, other than the overall financial and other objectives discussed above. Rather, adjustments were based on the Compensation Committee’s judgment and input from Mr. Kinder, Ms. Dang (with respect to other members of the executive leadership team) and Mr. Pitta, giving consideration to the totality of the record presented, including the individual’s performance, time in role, and the magnitude of any other positive or negative factors. For details on amounts paid to the named executive officers for 2024 awards under Annual Incentive Plan, see the “Non-Equity Incentive Plan Compensation” column in the “—2024 Summary Compensation Table” following this CD&A.
For a discussion of effects under the Annual Incentive Plan of death, disability, retirement, termination of employment or a change in control of the company, please read “Potential Payments upon Death, Disability, Termination or a Change in Control.”
Long-Term Incentive Compensation (Performance-Based Equity Incentive)
We believe that significant long-term incentive equity compensation as part of total executive compensation is an effective means of attracting, motivating and retaining executive talent while also aligning executives’ interests with those of stockholders. Accordingly, we use long-term incentive equity awards in the form of RSUs for a significant portion of our executives’ compensation. Our executives receive dividend equivalents on their unvested RSUs in the same amount per RSU as our normal quarterly dividends per share on our common stock, and they receive one share of our common stock upon vesting of each RSU, creating direct alignment with stockholders. We believe that this alignment encourages our executives to think and make decisions like owners.
We typically make annual awards to our executive officers of RSUs that are subject to both a time-based vesting condition (typically a three-year cliff-vesting condition) and a performance-based vesting condition (typically a DCF per share target). In July 2024, in connection with the usual processes for annual approvals of long-term incentive awards, the Compensation Committee granted RSU awards to Ms. Dang and Messrs. Michels, Mody and Sanders that will vest in full on July 31, 2027, generally subject to continued employment and achievement of specified performance hurdles. The Compensation Committee granted a long-term incentive award to Mr. Schlosser in October 2024, and such award has the same terms and conditions as the awards granted to the other named executive officers in July 2024. The award approved for Ms. Dang had a grant date fair value of approximately $11.0 million, which is the same size as the long-term incentive award granted to her in 2023 (which 2023 award was sized in anticipation of her appointment as our CEO). Each of the other named executive officers received a 2024 annual award with a grant date fair value of approximately $2.4 million.

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In certain past circumstances, the Compensation Committee has granted an RSU award that is larger than a typical annual award size, with the expectation that no additional equity awards would be granted to such executive until following or near the end of the vesting period. We refer to awards of this type as multi-year awards. A multi-year award represents more than one year’s long-term incentive compensation because it is intended that the executive will forego one or more annual grants in the future during the vesting period of the multi-year award. The Compensation Committee did not make any multi-year awards in 2024; however, the practice of granting multi-year awards in prior years impacted the determination of the named executive officers for 2024. Tom Martin, the company’s President, received a multi-year award in January 2023 and, thus, did not receive any other equity award in 2023 or in 2024. No other executive officer has a multi-year award as of the date of this proxy statement.
As stated above, the RSU awards that we make to our executive officers generally provide for cliff-vesting at the end of a three-year performance period and are subject to a reasonably achievable performance-based vesting condition. The RSU awards granted in 2024 include a performance-based condition which requires that the annualized DCF per share for any four quarters during the three-year vesting period meet or exceed a DCF per share target established by the Compensation Committee. The RSU award granted to Mr. Schlosser in October 2024 has the same performance goals as applicable to the RSU awards granted in July 2024 to the other named executive officers. The DCF per share target applicable to the 2024 RSU awards is consistent with the 2024 budget and our internal estimates of expected performance over the vesting period. The 2024 target is at or slightly higher than the budgeted DCF per share approved by the Board for 2024. As such, the performance hurdle is designed to be achievable based on expected performance. Because this DCF per share target is not intended to serve as a forecast or guidance for investors, we do not publish the target until after the vesting date. See “—Stock Vested During 2024” following this CD&A for the targets applicable to RSUs that vested in 2024.
Based on a number of considerations, the Compensation Committee has determined to utilize an achievable DCF per share target rather than subjecting all or a portion of the equity awards to “stretch” or “reach” goals. First, the three elements principally comprising our executives’ compensation (base salary, possible annual cash bonus, and long-term incentive compensation) provide our executives with a total compensation package designed to be competitive with our above-referenced peer group. If the long-term incentive equity awards, which represent a large percentage of each of our executive’s total compensation, failed to vest, an executive would be severely underpaid as compared to our peer group. Such an event would impair our ability to motivate and retain the executive. Second, we believe that layering on equity awards that vest only upon (or that vest at a higher rate based upon) achievement of pre-established “stretch” financial targets or stock performance or similar metrics may create incentives to engage in behavior that is potentially adverse to long-term stockholder value. Finally, as noted previously, we believe that granting our executives long-term incentive compensation in the form of RSUs (which vest into shares of our common stock) directly aligns the executive with the interests of stockholders through potential stock ownership in a manner that we believe is superior to short-term performance metrics and cash-based incentives. See “—Grants of Plan Based Awards for 2024” following this CD&A for information regarding the awards granted to the named executive officers in 2024.
All the outstanding long-term incentive equity awards held by executive officers are subject to the terms of our 2021 Stock Incentive Plan. The 2021 Stock Incentive Plan provides for clawback of equity compensation received under the plan to the extent required under our executive compensation clawback policy. The minimum vesting period for awards under the 2021 Stock Incentive Plan is three years, subject to an exception for up to 10% of the shares of common stock authorized for issuance under the 2021 Stock Incentive Plan (which 10% remains subject to a minimum vesting period of 12 months). The minimum vesting periods do not apply in the case of a change in control of the company or upon the occurrence of certain events that may be specified in the applicable award agreement.
For a discussion of effects under the 2021 Stock Incentive Plan of death, disability, retirement, termination of employment or a change in control of the company, please see “—Potential Payments upon Death, Disability, Termination or a Change in Control” following this CD&A.
Other Compensation Components
In addition to the three principal components of our executive compensation programs described above (base salary, possible annual cash bonus, and long-term incentive compensation), KMI employees, including our named executive officers, are eligible for our 401(k) retirement savings plan, a cash balance retirement plan, our severance plan, company-paid basic life and accidental death and dismemberment (AD&D) insurance, and other health and

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welfare benefits. Other than the death and disability agreement discussed below under “—Life Insurance and Other Death and Disability Arrangements,” these benefits are generally available to all of our regular full-time employees subject to the terms of any applicable collective bargaining agreement.
We believe these benefits are part of providing an overall total pay package that is competitive and appropriate to attract and retain our employees. These compensation components are described further below.
Kinder Morgan Savings Plan. The Kinder Morgan Savings Plan is a defined contribution 401(k) plan. The plan permits eligible employees of KMI, including our named executive officers, to contribute between 1% and 50% of eligible base compensation, annual incentive bonus and overtime, subject to limits established by the Internal Revenue Service, on a pre-tax or Roth 401(k) basis, into participant accounts. In addition, we contribute 5% of eligible base compensation, subject to limits established by the Internal Revenue Service, into participant accounts for most employees of KMI, including our named executive officers. Upon completing two years of employment with the company, participants become 100% vested in KMI contributions and may take a distribution upon termination of employment or attaining retirement eligibility.
Kinder Morgan Retirement Plans. Eligible employees of KMI, including our named executive officers, also participate, as applicable, in Kinder Morgan Retirement Plan A or Kinder Morgan Retirement Plan B, which are cash balance pension plans that we refer to herein as the “Cash Balance Retirement Plans.” Employees accrue benefits through a Personal Retirement Account (PRA) in the Cash Balance Retirement Plans. We allocate contribution credits of 4% or 5% of eligible base compensation, subject to limits established by the Internal Revenue Service, every pay period to participants’ PRAs based on age and years of eligible service as of December 31 of the prior year. Interest is credited to each PRA at the 5-year U.S. Treasury bond rate published in the Internal Revenue Bulletin for November of the prior year, plus 0.25%. Upon completing three years of eligible service with the company, employees become 100% vested in the applicable Cash Balance Retirement Plans and may take a lump sum or annuity distribution upon termination of employment. For information regarding the estimated actuarial present value of each named executive officer’s accumulated pension benefit under the Cash Balance Retirement Plans, see “—Pension Benefits” following this CD&A.
We provide our retirement programs as valuable benefits to help our employees build a solid retirement foundation. We do not provide supplemental executive retirement, non-qualified supplemental defined benefit/contribution retirement plan, deferred compensation or split-dollar life insurance.
Kinder Morgan Severance Plan. Upon certain specified termination events, eligible employees of KMI, including our named executive officers, receive a cash severance payment. The plan caps severance payments at an amount equal to six months of annual base salary (which is equivalent to 0.5 times annual base salary which equals $250,000 for each of our named executive officers for a termination occurring on December 31, 2024). For more information regarding this severance plan, see “—Potential Payments upon Death, Disability, Termination or a Change in Control—Kinder Morgan Severance Plan” following this CD&A.
Life Insurance and Other Death and Disability Arrangements. Eligible employees of KMI, including our named executive officers, are automatically provided company-paid basic life and AD&D insurance in an amount equal to two-times base salary, not to exceed $1.2 million, and have an opportunity each year to elect additional coverage for the employee, the employee’s spouse/domestic partner and/or the employee’s children. In 2024, under this group term life insurance program, each of our named executive officers was provided company-paid basic life and AD&D insurance equal to $1 million (calculated as two times $500,000).
In connection with a transition from a multi-year equity award to an annual equity award consistent with awards made to other employees, in October 2024, the Board approved an agreement for Mr. Schlosser that provides a cash benefit if his death or disability occurs during the period beginning July 15, 2025 and ending on the date KMI grants long-term incentives in July 2027. The potential death or disability payment is $4 million beginning on July 15, 2025 and reduces annually until ending in July 2027. The agreement defines “disability” with reference to the terms of KMI’s long-term disability plan.
Executive Compensation Governance Matters
Our compensation policies include a number of features which we believe illustrate our commitment to best practices, including:

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•Pay for Performance - We provide pay for performance by tying a substantial majority of our executives’ total compensation directly to our financial performance to align our executives’ interests with those of our stockholders, and we further enhance this alignment through long-term equity awards to our CEO that represent an even greater portion of the total compensation opportunity.
•Reasonable Cost of Compensation - We provide competitive total compensation to our executives at a reasonable cost, generally at the 50th percentile of total compensation offered by an energy peer group that resembles our profile in terms of size and scope, with adjustments based on consideration of an individual’s experience, time in the role and scope of responsibilities.
•No “Stretch” Awards or Goals - We do not layer on additional “stretch” awards providing excess or bonus vesting based on stock price, TSR or other similar measures.
•Long-term Vesting of Equity - Our RSU awards granted to our named executive officers generally cliff vest at the end of a three-year performance period and subject to continued employment and achievement of reasonable performance conditions.
•Stock Ownership Guidelines - We incentivize our executives to act and make decisions like owners through robust stock ownership guidelines, which require our executive officers to maintain stock ownership based on a multiple of base salary that is 6x base salary for our CEO and 2x base salary for all other executive officers.
•Clawback Policy - We maintain a clawback policy that requires KMI to recover executive compensation as required by rules of the NYSE and SEC, generally in the event of a restatement of our financial results. This policy replaced the prior clawback policy adopted by our Board in 2017.
•No Perquisites - We do not provide executive perquisites—we have no executive company cars or car allowances, we do not pay for financial planning, we do not own any corporate aircraft and we do not pay for executives to fly first class.
•No Employment Agreements - We do not have employment agreements with our executive officers.
•No Special Severance Plan - Our executive officers are eligible for severance payments upon termination under the same plan and with the same benefit calculation formula as is available to our other non-union employees. Severance payments under the plan are capped at an amount equal to six months of annual base salary.
•Tax and Other Regulatory Considerations - We have endeavored to design our executive compensation program and practices with appropriate consideration of all tax, accounting, legal and regulatory requirements. We do not provide tax gross-ups on executive compensation. Section 162(m) of the Internal Revenue Code of 1986 generally disallows a tax deduction by a publicly held company for compensation over $1 million per individual paid in any fiscal year to our covered employees, including the CEO and other named executive officers.
•Independent Compensation Committee Oversight - Each year, the Compensation Committee, comprised solely of independent directors, reviews our compensation philosophy and approves the compensation of our executive officers and the financial goals and objectives of our executive compensation program. The Compensation Committee retains sole discretion to determine funding and payout levels under the annual incentive awards, and vesting of the executive long-term incentive awards is subject to the committee’s confirmation of achievement of the required performance goals.
See “Corporate Governance” above for further discussion of our corporate governance practices.

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Policies and Practices for Granting Certain Equity Awards
We do not have any outstanding stock options, stock appreciation rights or similar option-like equity awards, and these forms of award are not part of our current compensation design. Accordingly, we have no specific policy on the timing of grants of such awards in relation to the disclosure of material nonpublic information. In the event we determine to grant such awards in the future, the Compensation Committee will evaluate the appropriate steps to take in relation to adopting such a policy. In general, our current approach is to consider and grant equity awards annually in connection with the July meeting of the Compensation Committee.
Risks Associated with Compensation Practices
We employ all persons necessary for the operation of our business, and in our opinion, our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our business, financial position, results of operations or cash flows. Our belief is based on the fact that our overall employee compensation — primarily consisting of annual salaries and cash bonuses and, in some cases, long-term incentive compensation — is based on performance that does not reward risky behavior and is not tied to entering into transactions that pose undue risks to us. The Compensation Committee’s oversight of our compensation program includes consideration of whether there are risks arising from our compensation programs and practices that are reasonably likely to have a material adverse effect on us.
Say-on-Pay
At our 2024 Annual Meeting, our stockholders voted to approve, on an advisory basis (with an approval rate of over 94%), the compensation of our then named executive officers. We believe that this voting result indicates that our stockholders are supportive of the compensation program that we provide for our named executive officers. We understand the importance of maintaining a robust stockholder engagement program. Each year, in addition to other significant stockholder engagement activities, executives and management from our investor relations, ESG and legal groups, among others, meet with stockholders on a variety of topics, including executive compensation matters. See also “Corporate Governance—Stockholder Engagement.”
Report of Compensation Committee
The Compensation Committee has discussed and reviewed with management the Compensation Discussion and Analysis for the year ended December 31, 2024 set forth above. Based on this review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement for the annual meeting.
This report is respectfully submitted by the Compensation Committee of the Board.
Compensation Committee
Deborah A. Macdonald, Chair
Arthur C. Reichstetter
C. Park Shaper
William A. Smith

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2024 Summary Compensation Table
The following table shows total compensation paid or otherwise awarded by us to our named executive officers for services rendered during the year ended December 31, 2024 and, to the extent required by applicable SEC disclosure rules, 2023 and 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(a)	Non-Equity Incentive Plan Compensation ($)(b)	Change in Pension Value ($)(c)	All Other Comp-ensation ($)(d)	Total ($)
Kimberly A. Dang Chief Executive Officer	2024	500,000	—	11,000,015	—	16,917	17,250	11,534,182
	2023	498,077	—	11,000,016	850,000	40,917	16,500	12,405,510
	2022	473,077	—	5,000,011	1,400,000	—	15,250	6,888,338
David P. Michels Vice President and Chief Financial Officer	2024	500,000	—	2,400,019	735,000	7,912	17,250	3,660,181
	2023	498,077	—	2,100,004	735,000	27,197	16,500	3,376,778
	2022	473,077	—	1,500,015	750,000	—	15,250	2,738,342
Sital K. Mody(e) Vice President (President, Natural Gas Pipelines)	2024	500,000	—	2,400,019	1,050,000	15,834	17,250	3,983,103

Dax A. Sanders Vice President (President, Products Pipelines)	2024	500,000	—	2,400,019	725,000	11,245	17,250	3,653,514
	2023	498,077	—	2,250,012	675,000	37,380	16,500	3,476,969
	2022	473,077	—	1,875,002	688,000	—	15,250	3,051,329
John W. Schlosser(e) Vice President (President, Terminals)	2024	500,000	—	2,400,012	725,000	27,503	45,118	3,697,633

_________________________
(a)    See “—Compensation Discussion and Analysis—Key Elements of Compensation—Long-Term Incentive Compensation (Performance-Based Equity Incentive)” above for discussion of the terms of RSU awards granted to our named executive officers in 2024. Amounts reflect the grant date fair value of RSU awards computed in accordance with Financial Accounting Standards Board (FASB) Codification Topic 718, “Compensation  —  Stock Compensation.” The grant date fair value reflected in the “Stock Awards” column factors in anticipated dividend equivalent payments on such awards. The table below provides, on a supplemental basis, dividend equivalent payments received by the named executive officers in respect of RSU awards outstanding during the years indicated.

Name	2024 ($)	2023 ($)	2022 ($)
Kimberly A. Dang	1,568,450	1,109,703	750,296
David P. Michels	355,637	275,213	199,244
Sital K. Mody(e)	310,353	N/A	N/A
Dax A. Sanders	414,924	375,770	393,511
John W. Schlosser(e)	611,112	N/A	N/A
(b)    Represents amounts earned under the Annual Incentive Plan for the applicable fiscal year. Ms. Dang waived her participation in the Annual Incentive Plan for 2024 and for the portion of 2023 attributable to her service as CEO.
(c)    Represents, as applicable, the 2024, 2023 and 2022 annual change in the actuarial present value of accumulated defined pension benefits (including unvested benefits) under our Cash Balance Retirement Plans. The 2022 change in pension value for Ms. Dang and Messrs. Michels and Sanders was $(20,641), $(28,066), and $(38,363), respectively.
(d)    Consists of company contributions to the Kinder Morgan Savings Plan, our defined contribution 401(k) plan. The amounts reflected for all periods exclude dividend equivalent payments, because the dollar value of such payments was factored into the grant date fair value reported in the “Stock Awards” column for the years in

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which such RSU awards were granted. Please see footnote (a) for supplemental disclosure regarding dividend equivalent payments to the named executive officers. For Mr. Schlosser, the column also includes $27,868, which represents a cash payment calculated based on the dividend equivalent amount that he would have received if his 2024 RSU award had been granted to him in July 2024 (the timing of the company’s grant of other 2024 long-term incentive awards) instead of October 2024.
(e)    Messrs. Mody and Schlosser were not named executive officers in 2023 or 2022.
Grants of Plan-Based Awards for 2024
The following table provides information regarding plan-based incentive awards granted to our named executive officers during 2024. The information in the table under the caption “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” represents the threshold, target and maximum amounts payable under the Annual Incentive Plan for performance in 2024. Amounts actually paid under that plan for 2024 are set forth in the 2024 Summary Compensation Table under the caption “Non-Equity Incentive Plan Compensation.” Information under the captions “Estimated Future Payouts Under Equity Incentive Plan Awards” and “Grant Date Fair Value of Stock Awards” represents awards of RSUs to our named executive officers in 2024 under our 2021 Stock Incentive Plan. These amounts are set forth in the 2024 Summary Compensation Table under the caption “Stock Awards.”

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards
		Threshold	Target	Maximum	Target	Grant Date Fair Value of Stock Awards
Name	Grant Date	($)	($)	($)	(#)(b)	($)(c)
Kimberly A. Dang
Annual Incentive Plan(d)	N/A	—	—	—
RSU Awards	7/16/2024				543,479	11,000,015
David P. Michels
Annual Incentive Plan		—	750,000	1,125,000
RSU Awards	7/16/2024				118,578	2,400,019
Sital K. Mody
Annual Incentive Plan		—	850,000	1,275,000
RSU Awards	7/16/2024				118,578	2,400,019
Dax A. Sanders
Annual Incentive Plan		—	725,000	1,087,500
RSU Awards	7/16/2024				118,578	2,400,019
John W. Schlosser
Annual Incentive Plan		—	700,000	1,050,000
RSU Awards	10/15/2024				96,931	2,400,012
_________________________
(a)    Represents payment opportunities under the 2024 awards under our Annual Incentive Plan. The threshold payment opportunity varies based on whether (i) less than 90% of the target goal is met (providing a payment opportunity from 0% to 74% of the target award level) or (ii) 90% – 99% of the target goal is met (providing a payment opportunity from 75% to 99% of the target award level). The maximum payment opportunity would range from 101-150% of the target opportunity if the target goal is exceeded. Bonus opportunities available to each executive officer form the basis for determining the amount payable under such awards, subject to achievement of the applicable performance goals and other factors determined by the Compensation Committee in its discretion. See “—Compensation Discussion and Analysis—Key Elements of 2024 Compensation—Possible Annual Cash Bonus (Performance-Based Cash Incentive)” above for further discussion of the 2024 awards under our Annual Incentive Plan.

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(b)    Represents the number of RSUs granted in 2024 to the named executive officers. The awards granted on July 16, 2024 and October 15, 2024 cliff-vest on July 31, 2027, generally subject to achievement of a specified performance condition and continued employment through the vesting date. See “—Compensation Discussion and Analysis—Key Elements of 2024 Compensation—Long-Term Incentive Compensation (Performance-Based Equity Incentive)” above for further discussion of the 2024 RSU awards.
(c)    Represents the grant date fair value of the 2024 RSU awards computed in accordance with FASB ASC Topic 718. The value was calculated by multiplying the number of RSUs awarded by the closing price per share of common stock on the date of grant ($20.24 for the awards granted on July 16, 2024 and $24.76 for the award granted on October 15, 2024).
(d)    Ms. Dang has waived her participation in the Annual Incentive Plan beginning as of the date of her appointment as our CEO in 2023.

Outstanding Equity Awards at 2024 Fiscal Year-End

Name	Number of Shares underlying RSUs	Market Value of Shares underlying RSUs ($)(a)
Kimberly A. Dang(b)	1,468,905	40,247,997
David P. Michels(c)	326,762	8,953,279
Sital K. Mody(d)	309,421	8,478,135
Dax A. Sanders(e)	357,106	9,784,704
John W. Schlosser(f)	606,315	16,613,031
_________________________
(a)    The values represented in this column have been calculated by multiplying $27.40, the closing price of our common stock on December 31, 2024, by the number of RSUs.
(b)    Consists of 288,851 RSUs, 636,575 RSUs and 543,479 RSUs scheduled to vest on July 31, 2025, 2026 and 2027, respectively, subject to achievement of applicable performance goals.
(c)    Consists of 86,656 RSUs, 121,528 RSUs and 118,578 RSUs scheduled to vest on July 31, 2025, 2026 and 2027, respectively, subject to achievement of applicable performance goals.
(d)    Consists of 75,102 RSUs scheduled to vest on July 19, 2025 and 115,741 RSUs and 118,578 RSUs scheduled to vest on July 31, 2026 and 2027, respectively, subject to achievement of applicable performance goals.
(e)    Consists of 108,319 RSUs, 130,209 RSUs and 118,578 RSUs scheduled to vest on July 31, 2025, 2026 and 2027, respectively, subject to achievement of applicable performance goals.
(f)    Consists of 480,498 RSUs scheduled to vest on January 31, 2025 and 28,886 RSUs and 96,931 RSUs scheduled to vest on July 31, 2025 and 2027, respectively, subject to achievement of applicable performance goals.

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Stock Vested During 2024

	Stock Awards
Name	Number of shares Acquired on Vesting (#)		Value Realized on Vesting ($)(a)
Kimberly A. Dang	228,964	(b)	4,838,009
David P. Michels	57,241	(b)	1,209,502
Sital K. Mody	70,369	(c)	1,410,611
Dax A. Sanders	85,862	(b)	1,814,264
John W. Schlosser	—	(d)	—
_________________________
(a)    The value realized on vesting is calculated based on the number of shares acquired on vesting of RSU awards multiplied by our common stock closing stock price on the vesting date as shown in footnotes (b) and (c).
(b)    Represents the vesting on July 31, 2024 of RSU awards granted in 2021 that were subject to continued employment and a performance vesting condition requiring us to achieve annualized DCF per share for any four quarters of the three-year performance period equal to $2.00, which condition was satisfied. The DCF per share budget for 2021 was $1.95. The value realized on vesting is based on the closing price per share of our common stock on July 31, 2024 ($21.13 per share).
(c)    Represents the vesting of (i) 28,869 RSUs granted in 2019 and vested on January 15, 2024 and (ii) 41,500 RSUs granted in 2021 and vested on July 19, 2024, in each case subject to continued employment through the vesting date. The value realized on vesting is based on the closing price per share of our common stock on the vesting date (or the immediate prior closing date if the vesting date is a holiday or a weekend) as follows: $17.97 per share on January 12, 2024 and $21.49 per share on July 19, 2024.
(d) Mr. Schlosser had a multi-year award granted in 2018, which vested on January 31, 2025; he did not have any equity award vest in 2024.
2024 Pension Benefits Table
The following table sets forth the estimated actuarial present value of each named executive officer’s accumulated pension benefit under the Cash Balance Retirement Plans as of December 31, 2024. The benefits were computed using the same assumptions used for financial statement reporting purposes, with the exception that each named executive officer is assumed to continue to be actively employed by us until normal retirement at age 65 and immediately commence benefits at that time. For a discussion of the selection of assumptions used in the actuarial calculations of our pension plans, see Note 9 “Share-based Compensation and Employee Benefits” to our consolidated financial statements in our 2024 Form 10-K. These benefits are subject to federal and state income taxes, where applicable, but are not subject to deduction for social security or other offset amounts. See also “—Compensation Discussion and Analysis—Other Compensation Components—Kinder Morgan Retirement Programs” above for further information related to our Cash Balance Retirement Plans.

		Cash Balance Retirement Plans Pension Benefits
Name	Plan name	Current Credited Years of Service	Present Value of Accumulated Benefit ($)	Payments Made During Last Fiscal Year
Kimberly A. Dang	Kinder Morgan Retirement Plan A	23	247,213	—
David P. Michels	Kinder Morgan Retirement Plan B	13	124,346	—
Sital K. Mody	Kinder Morgan Retirement Plan A	26	280,527	—
Dax A. Sanders	Kinder Morgan Retirement Plan A	24	202,391	—
John W. Schlosser	Kinder Morgan Retirement Plan A	24	299,434	—

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Potential Payments upon Death, Disability, Termination or a Change in Control
Our named executive officers are entitled to certain benefits in the events of death, disability, termination of employment or a change in control of the company. The plans and circumstances triggering such benefits are described below. This section includes quantification of such payments with respect to our named executive officers assuming that such separation events had occurred on December 31, 2024.
Annual Incentive Plan
The Annual Incentive Plan provides that, except in the case of a participant’s death or certain situations related to a “Change in Control” (as discussed below), the participant forfeits all rights to payment if he or she terminates employment with KMI (or a subsidiary) before the payment date. If a participant dies on or after January 1 of the calendar year following the end of a performance year but before award payment, the award will be paid to the participant’s estate. The plan provides the Compensation Committee with discretion to take action that it deems appropriate with respect to outstanding awards upon a “Change in Control,” which is defined as:
the acquisition of securities representing 20% or more of our outstanding shares of common stock or voting power of our securities by any person other than Richard D. Kinder;
a reorganization, merger or consolidation, or sale of all or substantially all of our assets, unless following such transaction:
50% or more of our outstanding shares of common stock and voting power (or the outstanding securities and voting power of the entity resulting from such transaction) is beneficially owned by substantially all of the persons who held such securities prior to such transaction;
no person, other than Mr. Kinder, one of our benefit plans or a person who beneficially owned 20% or more of our outstanding shares of common stock and voting power prior to such transaction, beneficially owns 20% or more of our outstanding shares of common stock and voting power; and
at least a majority of our Board (or the governing body of the entity resulting from such transaction) were members of our “Incumbent Board” at the time of the initial agreement or initial action by our Board providing for such reorganization, merger, consolidation, sale or transaction;
the “Incumbent Board” ceases to constitute at least a majority of the Board then in office; or
approval by our stockholders of a plan of liquidation for us.
“Incumbent Board” means the individuals who, as of the effective date of the Annual Incentive Plan, constituted our Board, including any individual becoming a director after such date whose election by our Board or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board, and excluding any director whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than our Board, or any agreement intended to avoid or settle the results of any such actual or threatened solicitation.
If, in connection with a Change in Control, Mr. Kinder is no longer Chairman of our Board, then:
•each participant under the executive component of the Annual Incentive Plan will be deemed to have earned 100% of the bonus opportunity available to him or her, unless the Compensation Committee has previously determined that the participant should receive a greater or lesser percentage of the bonus opportunity;
•each participant under the non-executive component of the Annual Incentive Plan will receive an award equal to the award most recently paid to such participant under the plan or any prior plan, or an award equal to the average award paid to a similarly situated participant under the plan if no award was previously paid to the participant; and

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•the awards to executive and non-executive participants will be paid in a cash lump sum within 30 days after the change in control; provided, however, that the participant must be employed by the company or an affiliate on the date of the Change in Control to receive an award as described above.
Kinder Morgan Severance Plan
All our executive officers are eligible for severance payments under the Kinder Morgan Severance Plan in certain termination circumstances (which could include termination in connection with a change of control). This severance plan is generally available to all of our regular full-time employees subject to the terms of any applicable collective bargaining agreement. An executive officer in active, full-time employment status will be eligible for a severance payment under the Kinder Morgan Severance Plan if:
•his or her job is eliminated, and he or she is not offered continuous employment at a rate of pay of at least 90% of his or her current base pay and at a location that does not increase his or her commute to work by more than 50 miles; or
•he or she is terminated from employment by the company for any reason other than cause.
The Kinder Morgan Severance Plan caps severance payments at an amount equal to six months of annual base salary.
If any of our named executive officers had terminated employment on December 31, 2024 in connection with a qualified triggering event, each would have received a termination payment equal to $250,000 (calculated based on 26 weeks of annual base salary at an annual rate of $500,000).
Restricted Stock Unit (RSU) Awards
Each of our continuing named executive officers holds outstanding performance-based RSU awards granted pursuant to our 2021 Stock Incentive Plan and are entitled to accelerated vesting of these awards in certain termination or change-in-control circumstances under the award agreements governing their grants, which provide for accelerated vesting upon:
a “Change in Control” (subject to the “double-trigger” provision described below); or
termination of the employee’s employment by reason of:
death;
disability that results in us determining that the employee cannot perform the essential functions of his or her job, with or without a reasonable accommodation;
an involuntary termination by us other than for “cause” (as defined in the award agreement):
due to a reorganization or reduction in force for which the employee would be eligible for pay under the Kinder Morgan Severance Plan;
in which we agree to vest RSUs; or
due to a sale of the company or the sale, transfer or discontinuation of any part of the operations or any of our business units.
The RSU award agreements also provide for pro-rata vesting (based on the number of full years from the date of grant) upon the employee’s retirement at age 62 or older.
The RSU awards granted under the 2021 Stock Incentive Plan are subject to a “double-trigger.” A “double-trigger” means that acceleration of vesting requires two events: first, a change in control; and second, a qualifying termination of employment, such as an involuntary termination without cause. Therefore, in the case of a Change in Control, vesting of RSU awards granted under this plan will accelerate only if the participant’s employment or other service relationship is terminated:

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by us without “cause” (as defined in the 2021 Stock Incentive Plan), if termination occurs within 24 months following the Change in Control; or
by the participant for “good reason” (as defined in the 2021 Stock Incentive Plan), if the action constituting “good reason” occurs within 24 months following the Change in Control.
In addition, the Compensation Committee will have the discretion, without the consent or approval of any award holder, to take any of the following actions upon a Change in Control with respect to an outstanding award issued under the 2021 Stock Incentive Plan:
provide for the assumption, substitution or continuation of the award by the surviving entity or successor company (or a parent or subsidiary of the surviving entity or successor company) with such adjustments as may be appropriate to provide substantially equivalent value and other terms; or
make such adjustments to the award as the Compensation Committee determines appropriate to reflect the Change in Control (or make no adjustment).
If the surviving entity or successor company (or a parent or subsidiary of the surviving entity or successor company) does not assume, substitute or continue awards issued under the 2021 Stock Incentive Plan, or the Compensation Committee determines that substantially equivalent value and terms will not be provided by any such assumed, substituted or continued awards, the Compensation Committee may:
accelerate the vesting of the award to the occurrence of the Change in Control; or
provide, in exchange for surrender of the award, for a payment (in cash or, in the Compensation Committee’s discretion, other consideration necessary for the participant to receive property, cash or securities as the participant would have been entitled to receive upon the occurrence of the Change in Control as the holder of a number of shares of common stock covered by the award at such time (less any applicable exercise price)) equal to the value of the award, as determined by the Compensation Committee.
The definition of “Change in Control” in the 2021 Stock Incentive Plan is the same as that in the Annual Incentive Plan described above under “Annual Incentive Plan.”
The following table lists the estimated value of accelerated vesting of RSU awards held by our continuing named executive officers if a triggering event as described above had occurred on December 31, 2024.

Name	Estimated Value of Accelerated Vesting of Outstanding RSU Awards as of 12/31/2024 ($)(a)
Kimberly A. Dang	40,247,997
David P. Michels	8,953,279
Sital K. Mody	8,478,135
Dax A. Sanders	9,784,704
John W. Schlosser	16,613,031
______________________________
(a)    Calculation equals the number of shares underlying the unvested RSU awards, multiplied by $27.40, the closing price of our common stock on December 31, 2024.
Kinder Morgan Savings Plan and Cash Balance Retirement Plans
The following table reflects the benefits payable from the Kinder Morgan Savings Plan (the company’s 401(k)) and the Cash Balance Retirement Plans in the event of death or termination of employment, assuming the triggering event occurred on December 31, 2024. In the event of death or termination, the named executive officer or his or her beneficiary would be entitled to the named executive officer’s vested benefits under the plans. The following table

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assumes the named executive officer or his or her beneficiary would make an election to commence the benefit on January 1, 2025.

Name	Savings Plan Benefit ($)	Cash Balance Retirement Plans Lump Sum ($)
Kimberly A. Dang	1,693,948	291,960
David P. Michels	944,292	176,978
Sital K. Mody	836,161	337,703
Dax A. Sanders	1,340,811	263,020
John W. Schlosser	1,153,119	310,078
Other Potential Post-Employment Benefits
In addition to the amounts described above, each named executive officer would receive payments for amounts of base salary and vacation time accrued through the date of termination and payment for any reimbursable business expenses incurred prior to the date of termination.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K (Item 402(v)), we are providing the following information about the relationship between executive “compensation actually paid” (CAP), as computed in accordance with Item 402(v), and the financial performance of our company. For further information concerning our compensation philosophy and how we align executive compensation with our performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”

(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)		(g)	(h)
							Value of Initial Fixed $100 Investment Based on:
Year	SCT Total for PEO (Kean)(1)	SCT Total for PEO (Dang)(1)	Comp-ensation Actually Paid to PEO (Kean)(2)	Comp-ensation Actually Paid to PEO (Dang)(2)	Average SCT Total for Non-PEO NEOs(3)	Average Compensa-tion Actually Paid to Non-PEO NEOs(4)	Total Share-holder Return(5)	Peer Group Total Share-holder Return(6)	Net Income (In Millions)(7)	DCF per share(8)
2024	—	$11,534,182	—	$26,819,758	$3,748,608	$7,834,423	$177.77	$212.45	$2,720	$2.19
2023	$9,414	$12,405,510	$487,432	$13,412,479	$4,824,032	$5,057,386	$108.12	$147.00	$2,486	$2.10
2022	$1,462	—	$3,423,955	—	$3,942,132	$5,228,245	$103.86	$128.92	$2,625	$2.19
2021	$18,000,259	—	$20,979,641	—	$3,515,379	$4,479,563	$85.67	$106.08	$1,850	$2.40
2020	$1	—	$(5,844,293)	—	$3,066,226	$1,493,805	$69.23	$76.64	$180	$2.02
______________________________
(1)Compensation of Mr. Kean, who served as our CEO until August 1, 2023, is reflected in the first columns (b) and (c), and compensation of Ms. Dang, who served as our President until July 31, 2023 and as our CEO beginning August 1, 2023, is reflected in the second columns (b) and (c). The dollar amounts reported in each column (b) are the amounts of total compensation reported for Mr. Kean and Ms. Dang, respectively, based on their service as our CEO (or “PEO”) for each corresponding year in the “Total” column of the Summary Compensation Table (SCT). See “Executive Compensation—2024 Summary Compensation Table.”
(2)The dollar amounts reported in each column (c) represent the CAP to Mr. Kean and Ms. Dang, respectively. The dollar amounts do not reflect the actual amount of compensation earned or received by Mr. Kean or Ms. Dang during the applicable year. In accordance with the requirements of Item 402(v), the following adjustments were made to the compensation of Mr. Kean and Ms. Dang as reported in the

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“Total” column of the Summary Compensation Table for each year in which he or she, respectively, served as our CEO, to determine the CAP for such year:

Name	Year	SCT Total for PEO	Deduction of Reported Value of Equity Awards(a)	Addition of Equity Award Adjustments(b)	Deduction of Reported Change in the Actuarial PV of Pension Benefits(c)	Addition of Pension Benefit Adjustments(d)	Compensation Actually Paid to PEO
Ms. Dang	2024	$11,534,182	$(11,000,015)	$26,291,017	$(16,917)	$11,491	$26,819,758
Ms. Dang	2023	$12,405,510	$(11,000,016)	$12,037,488	$(40,917)	$10,414	$13,412,479
Mr. Kean	2023	$9,414	$—	$486,835	$(9,413)	$596	$487,432
Mr. Kean	2022	$1,462	$—	$3,423,298	$(1,461)	$656	$3,423,955
Mr. Kean	2021	$18,000,259	$(18,000,005)	$20,978,946	$(253)	$694	$20,979,641
Mr. Kean	2020	$1	$—	$(5,845,112)	$—	$818	$(5,844,293)
______________________________
(a)The grant date fair value of equity awards as reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year are deducted from the “Total” as reported in the Summary Compensation Table.
(b)The equity award adjustments for each year presented include the addition (or subtraction, as applicable) of the following:
(i)    the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year;
(ii)     the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year;
(iii)     for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; and
(iv)     the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year.
The amounts deducted or added in calculating the equity award adjustments for Mr. Kean and Ms. Dang, as applicable, are as follows:

Name	Year	Year End Fair Value of Unvested Equity Awards Granted in Applicable Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Value of Dividend Equivalents Paid on Unvested Restricted Stock Units	Total Equity Award Adjustments
Ms. Dang	2024	$14,891,325	$9,032,158	$799,084	$1,568,450	$26,291,017
Ms. Dang	2023	$11,229,183	$(227,839)	$(73,559)	$1,109,703	$12,037,488
Mr. Kean	2023	$—	$—	$(381,225)	$868,060	$486,835
Mr. Kean	2022	$—	$2,287,350	$—	$1,135,948	$3,423,298
Mr. Kean	2021	$16,341,161	$—	$3,355,569	$1,282,216	$20,978,946
Mr. Kean	2020	$—	$(6,783,495)	$—	$938,383	$(5,845,112)
(c)Amounts reported in “Change in Pension Value” column of the Summary Compensation Table for each applicable year. In accordance with Item 402(v), this amount is excluded from the calculation of CAP as appropriate.
(d)Pension benefit adjustments for each year presented are computed as the sum of two components: (i) the actuarially determined service cost for services rendered by the named executive officer

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during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment or initiation during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), in each case, as calculated in accordance with U.S. GAAP. There was no prior service cost (clause (ii) of the prior sentence) for any of the years shown.
(3)The dollar amounts reported in column (d) represent the average amounts reported in the “Total” column of the Summary Compensation Table for our Non-PEO named executive officers (Non-PEO NEOs) as a group in each applicable year. The names of the Non-PEO NEOs are: (i) for 2024, Messrs. Michels, Mody, Sanders and Schlosser; (ii) for 2023, Messrs. Martin, Holland, Michels and Sanders; and (iii) for 2020-2022, Ms. Dang and Messrs. Holland, Michels and Sanders.
(4)The dollar amounts reported in column (e) represent the average CAP to the Non-PEO NEOs as a group computed in accordance with Item 402(v). The dollar amounts do not reflect the actual average amount of compensation earned or received by the Non-PEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v), the following adjustments were made to average total compensation for the Non-PEO NEOs as a group to determine the average CAP, using the same methodology as described above in note (2):

Year	Average Reported SCT Total for Non-PEO NEOs	Deduction of Average Reported Value of Equity Awards	Addition of Average Equity Award Adjustments (a)	Deduction of Average Reported Change in the Actuarial Present Value of Pension Benefits	Addition of Average Pension Benefit Adjustments (b)	Average Compensation Actually Paid to Non-PEO NEOs
2024	$3,748,608	$(2,400,017)	$6,489,476	$(15,624)	$11,980	$7,834,423
2023	$4,824,032	$(3,450,008)	$3,708,643	$(35,697)	$10,416	$5,057,386
2022	$3,942,132	$(2,562,508)	$3,840,097	$(3,047)	$11,571	$5,228,245
2021	$3,515,379	$(2,062,504)	$3,022,591	$(7,212)	$11,309	$4,479,563
2020	$3,066,226	$(1,762,508)	$185,563	$(6,767)	$11,291	$1,493,805
(a)The amounts deducted or added in calculating the average equity award adjustments are as follows:

Year	Average Year End Fair Value of Unvested Equity Awards Granted in Applicable Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Value of Dividend Equivalents Paid on Unvested Restricted Stock Units	Total Average Equity Award Adjustments
2024	$3,100,755	$2,798,531	$167,183	$423,007	$6,489,476
2023	$3,371,524	$(60,123)	$(2,597)	$399,839	$3,708,643
2022	$2,676,495	$521,388	$217,052	$425,162	$3,840,097
2021	$1,872,428	$478,958	$283,128	$388,077	$3,022,591
2020	$1,596,652	$(1,336,629)	$(359,415)	$284,955	$185,563
(b)Average pension benefit adjustments for each year presented are computed as the sum of two components: (i) the actuarially determined service cost for services rendered by the Non-PEO NEOs (averaged) during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment or initiation during the applicable year (averaged) that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), in each case, as calculated in accordance with U.S. GAAP. There was no prior service cost (clause (ii) of the prior sentence) for any of the years shown.
(5)The dollar amounts reported assume that the value of the investment in our common stock was $100 at December 31, 2019, and that all dividends were reinvested. The cumulative total return to our stockholders was calculated using the closing price of our common stock on December 30, 2019 (the last trading day of 2019) of $21.17. Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at

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the end and the beginning of the measurement period; by the share price at the beginning of the measurement period.
(6)The dollar amounts reported represent the weighted peer group TSR using the same valuation approach as described in footnote (5) above, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the Alerian Midstream Energy Index.
(7)The dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable year.
(8)See “Appendix A—Non-GAAP Financial Measures” for an explanation of the definition of DCF per share.
Financial Performance Measures
As described in greater detail in “—Compensation Discussion and Analysis” above, our executive compensation program reflects a variable pay-for-performance philosophy. The metrics we use for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our named executive officers to increase the long-term value of our company for the benefit of our investors and other stakeholders. The most important financial performance measures we used to link executive compensation actually paid to the company’s named executive officers to the company’s performance, for the most recently completed fiscal year, are as follows:
DCF per share
Consolidated Leverage Ratio
Segment EBDA (applicable to business segment Presidents)
Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation program focuses on incentive-based compensation by paying base salaries that are below market and allocating a substantial majority of our executives’ total compensation to annual performance-based cash bonuses and long-term incentive equity awards in the form of RSUs generally with three-year vesting periods. Notwithstanding the foregoing, our current CEO, Ms. Dang, has waived her participation in our annual bonus program for periods in which she serves as CEO, and our prior CEO, Mr. Kean, received a base salary of $1 per year and no annual cash bonus during his years of service as CEO. As a result of these arrangements, the compensation of these executives is largely in the form of equity awards. While we use several performance measures to align executive compensation with company performance, not all those measures are presented in the Pay versus Performance table. Moreover, we do not specifically align the company’s performance measures with CAP (computed in accordance with Item 402(v)) for a particular year. In accordance with Item 402(v), we are providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
With respect to Ms. Dang, who began her service as CEO in 2023, the increase in her CAP for 2024 is directionally aligned with increases in our cumulative TSR, net income and DCF per share. Ms. Dang has waived participation in our annual cash bonus program, resulting in a greater proportion of her total compensation opportunity being long-term incentive compensation in the form of RSUs. As a result, changes in her 2024 CAP are primarily due to changes in KMI’s stock price during the year. Stock price changes during the year are heavily weighted in the CAP computation required under Item 402(v) due to its annual re-valuation of all unvested equity awards outstanding at year-end. With respect to our former CEO, Mr. Kean, the CAP calculation is not aligned with our cumulative TSR, net income or our DCF per share over the time period presented in the table. This result arises due to the multi-year incentive equity award granted to Mr. Kean in 2021, his election to receive $1 in base salary and his waiver of participation in our annual cash bonus program in all years presented.
Compensation Actually Paid and Cumulative TSR
While the average CAP to our Non-PEO NEOs as a group is generally directionally aligned with our cumulative TSR over the period presented in the table, this relationship is not based on performance targets used in our

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compensation program; rather, it results from the substantial portion of total compensation opportunity being long-term incentive compensation in the form of RSUs and changes in KMI’s stock price, which are heavily weighted in the CAP computation required under Item 402(v) as discussed above. As described in more detail in “Executive Compensation – Compensation Discussion and Analysis,” we believe that performance targets should reward efforts to preserve and enhance the long-term value of our company and emphasize performance that is reasonably within our executives’ control, unlike measures such as TSR, which can be influenced by significant factors outside our executives’ control and may encourage behavior that is potentially adverse to long-term stockholder value.
Compensation Actually Paid and Net Income
The average CAP to our Non-PEO NEOs as a group is generally aligned with our net income over the period presented in the table. However, we do not use net income as a performance measure in the overall executive compensation program because net income is impacted by non-cash items that may not be reflective of our performance; rather, we use DCF per share as our primary financial performance metric for compensation purposes, as discussed below.
Compensation Actually Paid and DCF per share
The average CAP to our Non-PEO NEOs as a group is aligned with our DCF per share over the period presented in the table, except that compensation actually paid for 2021 reflects normalized short-term incentive compensation relative to our DCF per share for 2021. Our DCF per share for 2021 was significantly higher than budgeted due to the impact of Winter Storm Uri, which we considered largely non-recurring. Compensation actually paid for 2022 also reflects our higher stock price attributed to equity awards as of year-end in accordance with Item 402(v). As discussed further in “Executive Compensation – Compensation Discussion and Analysis,” the Compensation Committee sets a DCF per share target as the financial performance target for compensation awarded under our Annual Incentive Plan. In addition, we make long-term incentive equity awards to our named executive officers in the form of RSUs that are cliff-vested subject to a performance-based vesting condition, which is typically an achievable DCF per share target.
Cumulative TSR of the Company and Cumulative TSR of the Peer Group
Our cumulative TSR over the five-year period presented in the table was 78%, while the cumulative TSR of the peer group presented for this purpose, the Alerian Midstream Energy Index, was 112% over such period. As described in more detail in “Executive Compensation – Compensation Discussion and Analysis,” we believe that performance targets should reward efforts to preserve and enhance the long-term value of our company and emphasize performance that is reasonably within our executives’ control, unlike measures such as TSR, which can be influenced by significant factors outside our executives’ control and may encourage behavior that is potentially adverse to long-term stockholder value.
Chief Executive Officer Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO, Ms. Dang.
For 2024, our last completed fiscal year:
a reasonable estimate of the median of the annual total compensation of all employees of our company (other than our CEO), was $126,918; and
the annual total compensation of our CEO was $11,534,182 as reported in the 2024 Summary Compensation Table included in this proxy statement.
Based on this information, for 2024, the ratio of the annual total compensation of Ms. Dang, our CEO, to the median of the annual total compensation of all employees was approximately 91 to 1.
We identified a new “median employee” for 2024. To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments and estimates that we used were as follows:

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To allow sufficient time to identify the median employee, we selected October 1, 2024, which is within the last three months of 2024, as the date upon which we would identify the “median employee.”
We determined that, as of October 1, 2024, our employee population consisted of approximately 10,926 individuals working at KMI and its consolidated subsidiaries.
•Pursuant to the de minimis exemption provided under Item 402(u) of Regulation S-K, because our non-U.S. employees account for less than 5% of our total employees, we have excluded our employees in Mexico (14 persons as of October 1, 2024).
To identify the “median employee” from our employee population, we included salary, wages and annual incentive amounts paid during the fourth quarter of 2023 through the third quarter of 2024.
With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $126,918.
For the annual total compensation of our CEO, we used the amount for 2024 reported in the “Total” column of the 2024 Summary Compensation Table included in this proxy statement.

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DIRECTOR COMPENSATION
Non-Employee Director Compensation
We do not pay any director compensation to directors who also are employees of the company. For 2024, our non-employee directors received an annual cash retainer of $235,000, subject to their ability to elect to receive all or a portion of such retainer in shares. The cash retainer is paid in four equal installments, on or before March 31, June 30, September 30 and December 31 of the applicable year. Our non-employee directors did not receive any additional meeting or committee fees for their services as directors. In addition, directors are reimbursed for reasonable expenses incurred in connection with attending Board and committee meetings. This compensation level has remained unchanged since 2020. For 2025, the Board approved an increase in the annual cash retainer to $250,000.
The following table discloses the 2024 compensation earned by each non-employee director who served on our Board during 2024. Ms. Chronis was elected to the Board at the 2024 annual meeting on May 8, 2024. Mr. Kuehn retired from the Board effective May 8, 2024 and Mr. Staff retired from the Board effective August 1, 2024. Ms. Macdonald is not standing for re-election at the 2025 annual meeting. For information regarding the 2024 compensation paid to Ms. Dang, see “Executive Compensation—2024 Summary Compensation Table.” At his request, Mr. Kinder, who as Executive Chairman is no longer a named executive officer, continues to receive total compensation of a base salary of $1 per year.

Name	Fees Earned or Paid in Cash ($)	Common Stock Awards ($)(a)	All Other Compensation ($)(b)	Total ($)
Amy W. Chronis(c)	—	152,549	4,663	157,212
Ted A. Gardner	235,000	—	—	235,000
Anthony W. Hall, Jr.	235,000	—	—	235,000
Steven J. Kean	235,000	—	—	235,000
Ronald L. Kuehn, Jr.(d)	117,500	—	—	117,500
Deborah A. Macdonald	235,000	—	—	235,000
Michael C. Morgan	235,000	—	—	235,000
Arthur C. Reichstetter	235,000	—	—	235,000
C. Park Shaper	235,000	—	—	235,000
William A. Smith	235,000	—	—	235,000
Joel V. Staff(e)	71,202	140,065	4,480	215,747
Robert F. Vagt	199,896	35,105	1,123	236,124
______________________________
(a)    Represents the value of the annual cash retainer that Ms. Chronis and Messrs. Staff and Vagt elected to receive in the form of common stock under our Stock Compensation Plan for Non-Employee Directors, with the value computed as the number of shares of common stock received in lieu of cash (8,110 shares, 7,860 shares and 1,970 shares, respectively) multiplied by the closing price on the day the cash compensation was approved ($18.81 per share on May 8, 2024 for Ms. Chronis and $17.82 per share on January 16, 2024 for Messrs. Staff and Vagt).
(b)    Represents 2024 dividend equivalent payments on unvested restricted common stock that Ms. Chronis and Messrs. Staff and Vagt elected to receive in lieu of cash retainer fees as referenced in footnote (a) above. The restricted shares of common stock are provided to the directors pursuant to our Stock Compensation Plan for Non-Employee Directors as described below.
(c)    Ms. Chronis was elected to the Board at the 2024 annual meeting on May 8, 2024.
(d)    Mr. Kuehn did not stand for re-election at the 2024 annual meeting and retired from the Board effective May 8, 2024 and received compensation through the second quarter of 2024.
(e)    Mr. Staff retired from the Board effective August 1, 2024 and received compensation through the third quarter of 2024.

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Stock Compensation Plan for Non-Employee Directors
We adopted the Kinder Morgan, Inc. Second Amended and Restated Stock Compensation Plan for Non-Employee Directors to facilitate alignment of the compensation of the non-employee members of our Board with stockholders’ interests. The following is a summary of the plan. The plan is administered by our Compensation Committee, and our Board has sole discretion to terminate the plan at any time.
The plan recognizes that the compensation paid to each non-employee director is fixed by our Board, and that the compensation is payable in cash. Under the plan, in lieu of receiving some or all of the compensation in cash, non-employee directors, referred to as “eligible directors,” may elect to receive shares of our common stock. Each election generally will be made at or around the date of the first Board meeting in January of each year and will be effective for the entire calendar year. An eligible director may make a new election each year. The total number of shares of common stock authorized under the plan is 1,190,000.
Each annual election to receive shares of common stock will be evidenced by an agreement between us and the electing director that will contain the terms and conditions of such election. Shares issued under the plan pursuant to an election are eligible for dividend payments and may be subject to forfeiture restrictions that lapse on the earlier of the director’s death or the date set forth in the agreement (generally set as a six month restricted period), which will be no later than the end of the calendar year to which the cash compensation relates. Until the forfeiture restrictions lapse, shares issued under the plan may not be sold, assigned, transferred, exchanged or pledged by an eligible director. In the event a director’s service as a director is terminated prior to the lapse of the forfeiture restrictions for any reason other than death or the director’s failure to be elected as a director at a stockholders meeting at which the director is considered for election, the director will, for no consideration, forfeit to us all shares then subject to the restrictions. If, prior to the lapse of the restrictions, the director is not elected as a director at a stockholders meeting at which the director is considered for election, the restrictions will lapse with respect to 50% of the director’s shares then subject to such restrictions, and the director will, for no consideration, forfeit to us the remaining shares.
The number of shares to be issued to an eligible director electing to receive any portion of annual compensation in the form of shares will equal the annual dollar amount elected to be received in the form of shares, divided by the closing price of our common stock on the NYSE on the day the annual cash compensation is determined or, if the NYSE is not open for trading on such day, the most recent trading day (the fair market value), rounded up to the nearest ten shares. Because we round up the total number of shares granted to the director in lieu of cash, the total cash and shares received by a director for the year may not equal the total amounts set forth in his or her election. An eligible director electing to receive any portion of annual compensation in the form of shares will receive cash equal to the difference between:
the total cash compensation awarded to such director and
the number of shares issued to such director with respect to the amount determined by the director, multiplied by the fair market value of a share.
With respect to our directors who elect to receive all or a portion of their annual retainer in shares, the director receives his or her full year share allocation in January of the applicable year.

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PERFORMANCE GRAPH
Cumulative Total Return
The following performance graph compares the annual performance of our common stock for the period beginning on December 31, 2019 and ending on December 31, 2024 to the performance of:
the Standard & Poor’s 500 Stock Index and
the Alerian Midstream Energy Index.
The graph assumes that the value of the investment in our common stock and each index was $100 at December 31, 2019, and that all dividends were reinvested. The cumulative total return to our stockholders was calculated using the closing price of our common stock on December 31, 2019 (the last trading day of 2019) of $21.17.

Comparison of Cumulative Five Year Total Return
250
200
150
100
50
0
12/31/19
12/31/20
12/31/21
12/31/22
12/31/23
12/31/24
Kinder Morgan, Inc.
S&P 500 Index
Alerian Midstream Energy Index

	Base Period	Period Ending
Company Name / Index	12/31/2019	12/31/2020	12/31/2021	12/31/2022	12/31/2023	12/30/2024
Kinder Morgan, Inc.	$100.00	$69.23	$85.67	$103.86	$108.12	$177.77
S&P 500 Index	$100.00	$118.40	$152.39	$124.79	$157.59	$197.02
Alerian Midstream Energy Index	$100.00	$76.64	$106.08	$128.92	$147.00	$212.45

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ITEM 1

ELECTION OF DIRECTORS
Other than Ms. Macdonald, all of our incumbent directors are standing for re-election to our Board. All directors are elected annually and serve a one-year term or until his or her successor has been duly elected and shall qualify. To be elected to the Board, the number of votes cast “FOR” a nominee’s election must exceed the number of votes cast “AGAINST” such nominee’s election.
Information about the Nominees
The biographies of each of the nominees, which contain information regarding each nominee’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that led the Nominating and Governance Committee and the Board to determine that the person should serve as a director for the company, are set forth under “Corporate Governance—The Board of Directors” beginning on page 8 of this proxy statement. Each of the nominees has agreed to be named in this proxy statement and to serve as a director if elected.
Vote Required
To be elected to the Board, a nominee must receive a majority of the votes cast, that is, the number of votes cast “FOR” a nominee’s election must exceed the number of votes cast “AGAINST” such nominee’s election. An instruction to “ABSTAIN” with respect to any director means your shares will not be voted or counted in the total votes cast with respect to that director, although the shares represented by such instruction will be counted for purposes of determining whether there is a quorum.
Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL 11 NOMINATED DIRECTORS.

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ITEM 2

RATIFICATION OF THE SELECTION OF
PRICEWATERHOUSECOOPERS LLP AS OUR
INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR 2025
The Audit Committee of our Board has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1997. Services provided to us and our subsidiaries by PricewaterhouseCoopers LLP in fiscal year 2024 included the audit of our consolidated financial statements, reviews of quarterly financial statements and services in connection with various SEC filings and tax matters.
Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.
Audit and Other Fees
The following sets forth fees billed for audit and other services provided by PricewaterhouseCoopers LLP, our independent registered public accounting firm, for the years ended December 31, 2024 and 2023:

	Year Ended December 31,
	2024	2023
Audit fees(a)	$8,165,000	$9,255,000
Audit related fees	37,000	67,000
Tax fees(b)	57,767	116,861
All other fees(c)	302,959	325,000
Total	$8,562,726	$9,763,861
___________
(a)    Includes fees for integrated audit of annual financial statements and internal control over financial reporting, reviews of the related quarterly financial statements and reviews of documents filed with the SEC. The 2024 and 2023 amounts include fees of $3,400,000 and $3,385,000, respectively, for audits of certain GAAP and Federal Energy Regulatory Commission stand-alone financial statements.
(b)    Includes fees billed for professional services rendered for tax matters, including Internal Revenue Service assistance, and for general state, local and foreign tax compliance and consulting services.
(c)    Includes fees associated with readiness services and assurance services related to selected sustainability metrics reported in KMI’s Sustainability Report in 2024 and 2023.
All services rendered by PricewaterhouseCoopers LLP are permissible under applicable laws and regulations, and were pre-approved by our Audit Committee. The Audit Committee has reviewed the external auditors’ fees for audit and non-audit services for the year ended December 31, 2024. The Audit Committee has also considered whether such non-audit services are compatible with maintaining the external auditors’ independence and has concluded that they are compatible at this time.
Report of Audit Committee
The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2024. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding the communications of PricewaterhouseCoopers LLP with the Audit Committee. The Audit Committee has had discussions with and received written communications from PricewaterhouseCoopers LLP regarding the firm’s independence from the company and our management.

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Based on the review and discussions described in the prior paragraph, the Audit Committee recommended to our Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.
This report is respectfully submitted by the Audit Committee of the Board.
Audit Committee
Arthur C. Reichstetter (Chair)
Amy W. Chronis
Deborah A. Macdonald
Robert F. Vagt
Vote Required
The affirmative vote of the holders of a majority of the votes cast will be required for approval. Proxies will be voted for the proposal unless otherwise specified.
In the event stockholders do not ratify the selection, the selection will be reconsidered by the Audit Committee and our Board.
Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025.

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ITEM 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s compensation disclosure rules. This vote is commonly referred to as a “Say-on-Pay” vote.
Compensation Program Highlights
As described in detail under “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation program is designed to:
attract, motivate and retain executives who will help us achieve our primary business goal of creating value with our portfolio of businesses for the benefit of our investors and other stakeholders;
incent our executives to act and make decisions like owners, not agents;
provide competitive total compensation to our executives at a reasonable cost, generally at the 50th percentile of total compensation offered by our peer group, with adjustments based on consideration of an individual’s experience, time in the role and scope of responsibilities; and
tie a substantial majority of our executives’ total compensation directly to our financial performance to align our executives’ interests with those of our stockholders.
To accomplish the foregoing, we use a combination of:
base cash compensation (non-performance based) that is generally below market;
a possible annual bonus (performance-based) that is tied to the attainment of the company’s annual financial performance targets established at the beginning of the year by the Compensation Committee, with consideration also given to our EHS and operational performance, other financial measures and the individual performance of each executive; and
long-term incentive equity compensation (time and performance-based) that is generally awarded annually in the form of RSUs generally subject to a three-year cliff-vesting condition and a reasonably achievable performance-based vesting condition.
Other important attributes of our executive compensation program are:
we have no executive perquisites, supplemental executive retirement, non-qualified supplemental defined benefit/contribution, deferred compensation or split-dollar life insurance programs for our executive officers;
we do not have employment agreements, change of control agreements or special severance agreements with our executive officers; and
we keep abreast of current trends, developments and emerging issues in executive compensation and annually compare our executive compensation components with market information to ensure that our total compensation package operates effectively and provides compensation generally at the median of our peer group of comparable energy companies.
We do not layer on additional “stretch” awards providing excess compensation or bonus vesting based on stock price, TSR or other similar measures because we believe such practices encourage excessive risk taking and create incentives to engage in behavior that is potentially adverse to long-term stockholder value. We also do not utilize “stretch” or “reach” targets in the long-term incentive equity awards that we grant because we intend the equity awards to vest, increasing our executives’ stock ownership and creating further alignment with stockholders. Also,

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the failure of an award to vest would result in an executive being severely underpaid as compared to our peer group, potentially impairing our ability to motivate and retain the executive.
In light of the above, we believe that our compensation of the named executive officers for the fiscal year ended December 31, 2024 was appropriate and reasonable, and that our compensation program is sound and in the best interest of the company and its stockholders.
Accordingly, we ask our stockholders to vote on the following resolution:
RESOLVED, that the company’s stockholders approve, on an advisory basis, the compensation of the company’s named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2024 Summary Compensation Table and the other related tables and narrative disclosures that accompany the compensation tables.
Vote Required
As an advisory vote, the outcome of this vote is not binding upon the company or our Board. However, the Compensation Committee, which is responsible for designing and administering the company’s executive compensation program, values the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions for named executive officers.
Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

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OTHER MATTERS
As of the date of this proxy statement, we know of no business that will be presented for consideration at the 2025 Annual Meeting other than the items referred to above. If any other matter is properly brought before the annual meeting for action by stockholders, proxies returned to us will be voted in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION
Stockholder Proposals and Director Nominations for Our 2026 Annual Meeting
Rule 14a-8 Stockholder Proposals
Stockholders interested in submitting a proposal for inclusion in the proxy materials for our annual meeting of stockholders in 2026 may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, stockholder proposals must be received by our corporate secretary at 1001 Louisiana Street, Suite 1000, Houston, Texas 77002 no later than December 5, 2025.
Proxy Access Nominations
Under our proxy access bylaw provision, a stockholder or a group of up to 20 stockholders, owning at least 3% of our stock continuously for at least three years and complying with the other requirements set forth in our bylaws, may nominate up to two persons, or 20% of the Board, whichever is greater, for election as a director at an annual meeting and have those persons included in our proxy statement. To be eligible for inclusion in the proxy materials for our 2026 Annual Meeting, the proxy access nomination notice must be received by our corporate secretary at 1001 Louisiana Street, Suite 1000, Houston, Texas 77002 no earlier than November 5, 2025 and no later than December 5, 2025.
As required by Section 2.13 of our bylaws, a notice of a proposed nomination must include information about the stockholder and the nominee, as well as a written consent of the proposed nominee to serve if elected. Our bylaws are filed on the SEC’s EDGAR website, which can be accessed at www.sec.gov as Exhibit 3.1 to our Form 8-K filed on January 28, 2025. You can also obtain a copy by writing our corporate secretary at the address above.
Other Proposals / Nomination under our Advance Notice Bylaw Provision
Under our bylaws, stockholders must follow certain procedures to nominate a person for election as a director (other than proxy access nominations) or introduce an item of business at an annual meeting (other than Rule 14a-8 stockholder proposals).
To be properly brought before our 2026 Annual Meeting of Stockholders, notice of such a proposed nomination or other item of business must be received by our corporate secretary at 1001 Louisiana Street, Suite 1000, Houston, Texas 77002 no earlier than January 15, 2026 and no later than February 14, 2026. In addition, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must comply with the additional requirements of Rule 14a-19 under the Exchange Act.
As required by Section 2.12 of our bylaws, a notice of a proposed nomination must include information about the stockholder and the nominee, as well as a written consent of the proposed nominee to (a) being named as a nominee by the relevant proposing stockholder, (b) being named in the company’s form of proxy pursuant to Rule 14a-19 under the Exchange Act and (c) serving as a director if elected. Additionally, a notice of a proposed nomination must also comply with the requirements of Rule 14a-19 and must not be for a number of director nominees that is greater than the number of directors to be elected at the annual meeting. A notice of any other proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the stockholder in the business and certain other information about the stockholder. The Board or an officer of the company designated thereby must determine that the proposing stockholder has satisfied the relevant requirements of Section 2.12 of our bylaws. Our bylaws are filed on the SEC’s EDGAR website, which can be accessed at www.sec.gov as Exhibit 3.1 to our Form 8-K filed on January 28, 2025. You can also obtain a copy by writing our corporate secretary at the address above.

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Information Regarding Forward-Looking Statements
This proxy statement includes forward-looking statements. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts, including statements regarding expected demand for our products and services and statements about our future financial performance and business. They use words such as “anticipate,” “believe,” “intend,” “plan,” “projection,” “forecast,” “strategy,” “outlook,” “continue,” “estimate,” “expect,” “may,” “will,” “shall,” or the negative of those terms or other variations of them or comparable terminology.
Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results may differ materially from those expressed in our forward-looking statements. Many of the factors that will determine these results are beyond our ability to control or accurately predict. Specific factors that could cause actual results to differ from those in our forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2024 and in our other filings with the SEC.
We believe the forward-looking statements in this proxy statement are reasonable. However, there is no assurance that any of the actions, events or results expressed in forward-looking statements will occur, or if any of them do, of their timing or what impact they will have on our results of operations or financial condition. Because of these uncertainties, you should not put undue reliance on any of our forward-looking statements. We disclaim any obligation, other than as required by applicable law, to publicly update or revise any of our forward-looking statements to reflect future events or developments.
No Incorporation by Reference
The sections of this proxy statement under the captions “—Prohibition of Hedging Transactions,” “—Report of Compensation Committee,” “—Report of Audit Committee” and “Performance Graph” do not constitute soliciting material and will not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Exchange Act unless specifically provided otherwise in such filing. In addition, this proxy statement includes several references to websites, website addresses and additional materials, including reports and documents, found on those websites. The content of any websites and materials named, hyperlinked or otherwise referenced in this proxy statement are not incorporated by reference into this proxy statement or in any other report or document we file or furnish with the SEC, and any references to such websites and materials are intended to be inactive, textual references only.
We will provide without charge to you, upon your request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC. Requests for copies should be addressed to Kinder Morgan, Inc., Attn: Investor Relations, 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, (713) 369-9000.
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS PROXY STATEMENT IS DATED APRIL 4, 2025. YOU SHOULD ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF THAT DATE ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

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APPENDIX A
Non-GAAP Financial Measures
The non-GAAP financial measures of DCF, both in the aggregate and per share, Adjusted EBITDA, Net Debt and the consolidated leverage ratio are presented in this proxy statement.
Our non-GAAP financial measures described below should not be considered alternatives to GAAP Net income attributable to Kinder Morgan, Inc. or other GAAP measures and have important limitations as analytical tools. Our computations of these non-GAAP financial measures may differ from similarly titled measures used by others. You should not consider these non-GAAP financial measures in isolation or as substitutes for an analysis of our results as reported under GAAP. Management compensates for the limitations of our consolidated non-GAAP financial measures by reviewing our comparable GAAP measures identified in the descriptions of consolidated non-GAAP measures below, understanding the differences between the measures and taking this information into account in its analysis and its decision-making processes.
Certain Items
Certain Items, as adjustments used to calculate our non-GAAP financial measures, are items that are required by GAAP to be reflected in Net income attributable to Kinder Morgan, Inc., but typically either (i) do not have a cash impact (for example, unsettled commodity hedges and asset impairments), or (ii) by their nature are separately identifiable from our normal business operations and in most cases are likely to occur only sporadically (for example, certain legal settlements, enactment of new tax legislation and casualty losses). We also include adjustments related to joint ventures (see “—Amounts from Joint Ventures” below).
The following table summarizes our Certain Items for the years ended December 31, 2020 through 2024:

	Year Ended December 31,
	2020	2021	2022	2023	2024
	(In millions)
Certain Items
Fair value amortization	$(21)	$(19)	$(15)
Legal, environmental and other reserves	26	160	51
Change in fair value of derivative contracts	(5)	19	57	$(126)	$72
Loss (gain) on impairments, divestitures and other write-downs, net	1,927	1,535		67	(69)
Income tax Certain Items	(107)	(491)	(37)	33	(52)
Other	72	16	32	45	7
Total Certain Items	$1,892	$1,220	$88	$19	$(42)

DCF
DCF, or distributable cash flow, is calculated by adjusting net income attributable to Kinder Morgan, Inc. for Certain Items, and further for DD&A, income tax expense, cash taxes, sustaining capital expenditures and other items. We also adjust amounts from joint ventures for income taxes, DD&A, cash taxes and sustaining capital expenditures (see “—Amounts from Joint Ventures” below). DCF is used by us to evaluate our performance and to measure and estimate the ability of our assets to generate economic earnings after paying interest expense, paying cash taxes and expending sustaining capital. DCF provides additional insight into the specific costs associated with our assets in the current period and facilitates period-to-period comparisons of our performance from ongoing business activities. DCF per share serves as the primary financial performance target for purposes of annual bonuses under our annual incentive compensation program and for performance-based vesting of equity compensation grants under our long-term incentive compensation program. DCF should not be used as an alternative to net cash provided by operating activities computed under GAAP. We believe the GAAP measure most directly comparable to DCF is net income attributable to Kinder Morgan, Inc. DCF per share is DCF divided by average outstanding shares, including restricted stock awards that participate in dividends.
The following table provides a reconciliation of net income attributable to Kinder Morgan, Inc. to DCF for the years ended December 31, 2020 through 2024):

	Year Ended December 31,
	2020	2021	2022	2023	2024
	(In millions, except per share amounts)
Net income attributable to KMI	$119	$1,784	$2,548	$2,391	$2,613
Total Certain Items	1,892	1,220	88	19	(42)
DD&A	2,164	2,135	2,186	2,250	2,354
Income tax expense(a)	588	860	747	682	739
Cash taxes	(6)	(9)	(13)	(11)	(33)
Sustaining capital expenditures	(544)	(757)	(761)	(868)	(986)
Amounts associated with joint ventures
Unconsolidated joint venture DD&A(b)	547	390	398	389	409
Remove consolidated joint venture partners’ DD&A	(40)	(44)	(50)	(63)	(62)
Unconsolidated joint venture income tax expense(c)(d)	82	83	75	89	78
Unconsolidated joint venture cash taxes(c)	(62)	(60)	(70)	(76)	(48)
Unconsolidated joint venture sustaining capital expenditures	(120)	(116)	(148)	(163)	(189)
Remove consolidated joint venture partners’ sustaining capital expenditures	6	9	8	9	10
Other items(e)	(29)	(35)	(38)	67	38
DCF	$4,597	$5,460	$4,970	$4,715	$4,881

Weighted average shares outstanding for dividends(f)	2,276	2,278	2,271	2,247	2,233
DCF per share	$2.02	$2.40	$2.19	$2.10	$2.19
______________________

(a)	To avoid duplication, amounts are adjusted to exclude amounts which are already included within “Certain Items” above.
(b)	Includes amortization of basis differences related to our joint ventures.
(c)	Associated with our Citrus, NGPL and Products (SE) Pipe Line equity investments.
(d)	Includes the tax provision on Certain Items recognized by the investees that are taxable entities. The impact of KMI’s income tax provision on Certain Items affecting earnings from equity investments is included within “Certain Items” above.
(e)	Includes pension contributions, non-cash pension expense and non-cash compensation associated with our restricted stock program.
(f)	Includes unvested restricted shares that participate in dividends.
Amounts from Joint Ventures
Certain Items, DCF and Adjusted EBITDA reflect amounts from unconsolidated joint ventures and consolidated joint ventures utilizing the same recognition and measurement methods used to record “Earnings from equity investments” and “Noncontrolling interests,” respectively. The calculations of DCF and Adjusted EBITDA related to our unconsolidated and consolidated joint ventures include the same items (DD&A including the amortization of basis differences and income tax expense, and for DCF only, cash taxes and sustaining capital expenditures) with respect to the joint ventures as those included in the calculation of Adjusted EBITDA for our wholly owned consolidated subsidiaries; further, we remove the portion of these adjustments attributable to non-controlling interests. Although these amounts related to our unconsolidated joint ventures are included in the calculation of DCF and Adjusted EBITDA, such inclusion should not be understood to imply that we have control over the operations and resulting revenues, expenses or cash flows of such unconsolidated joint ventures.
Adjusted EBITDA
Adjusted EBITDA is calculated by adjusting Net income attributable to Kinder Morgan, Inc. for Certain Items and further for DD&A and amortization of excess cost of equity investments, income tax expense and interest. We also include amounts from joint ventures for income taxes and DD&A (see “—Amounts from Joint Ventures” above). Adjusted EBITDA is used by management, investors and other external users, in conjunction with our Net Debt (as described further below), to evaluate our leverage. Management and external users also use Adjusted EBITDA as an important metric to compare the valuations of companies across our industry. Our ratio of Net Debt-to-Adjusted EBITDA is used as a supplemental performance target for purposes of our annual incentive compensation program. We believe the GAAP measure most directly comparable to Adjusted EBITDA is Net income attributable to Kinder Morgan, Inc.
Net Debt
Net Debt is calculated, based on amounts as of December 31, 2024, by subtracting the following amounts from our debt balance of $31,890 million: (i) cash and cash equivalents of $88 million; (ii) debt fair value adjustments of $102 million; and (iii) the foreign exchange impact on Euro-denominated bonds of $(25) million for which we have entered into currency swaps to convert that debt to U.S. dollars. Net Debt, on its own and in conjunction with our Adjusted EBITDA as part of a ratio of Net Debt-to-Adjusted EBITDA, is a non-GAAP financial measure that is used by management, investors and other external users of our financial information to evaluate our leverage. Our ratio of Net Debt-to-Adjusted EBITDA is also used as a supplemental performance target for purposes of our annual incentive compensation program. We believe the most comparable measure to Net Debt is total debt.

KINDER MORGAN INC.

VOTE

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 P.M., Eastern Time, on May 14, 2025.

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Go to www.envisionreports.com/kmi or scan the QR code — login details are located in the shaded bar below.

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2025 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A The Board of Directors recommends that you vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

Nominee	For	Against	Abstain
01 - Richard D. Kinder	☐	☐	☐
02 - Kimberly A. Dang	☐	☐	☐
03 - Amy W. Chronis	☐	☐	☐
04 - Ted A. Gardner	☐	☐	☐
05 - Anthony W. Hall, Jr.	☐	☐	☐
06 - Steven J. Kean	☐	☐	☐
07 - Michael C. Morgan	☐	☐	☐
08 - Arthur C. Reichstetter	☐	☐	☐
09 - C. Park Shaper	☐	☐	☐
10 - William A. Smith	☐	☐	☐
11 - Robert F. Vagt	☐	☐	☐

Proposal	For	Against	Abstain
2. Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025	☐	☐	☐
3. Approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in the Proxy Statement	☐	☐	☐

B Non-Voting Items

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Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — Kinder Morgan, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The 2025 Annual Meeting of Stockholders ("Annual Meeting") will be held at the offices of Kinder Morgan, Inc., 1001 Louisiana Street, Houston, Texas 77002, on Thursday, May 15, 2025, beginning at 10:00 a.m. Central Time. At the Annual Meeting, the holders of our Class P common stock will act on the matters as stated on the reverse side hereof.

The undersigned hereby appoints each of Richard D. Kinder, Kimberly A. Dang and Catherine C. James, with or without the other and with the full power of substitution, as proxies to vote as specified on the reverse side hereof all shares of Class P common stock the undersigned is entitled to vote at the Annual Meeting. The proxies, in their discretion, are further authorized to vote (i) for the election of a person to the Board of Directors if any nominee named on the reverse becomes unable to serve or for good cause will not serve, (ii) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made and (iii) on any other matters that may properly come before the Annual Meeting, and any adjournments or postponements thereof.

If no direction is given on a signed and returned proxy card with regard to any Proposal, the above-named proxies will vote FOR each of the nominees listed in Proposal 1, and FOR Proposals 2 and 3.

To be completed, dated and signed below

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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